                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   FOODBRANDS AMERICA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125  per Exchange  Act Rules  0-11(c)(1)(ii), 14a-6(i)(1),  14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
     1) Title of each class of securities to which transaction applies:
        N/A
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        N/A
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
        N/A
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        N/A
        ------------------------------------------------------------------------
     5) Total fee paid:
        N/A
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        N/A
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     2) Form, Schedule or Registration Statement No.:
        N/A
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     3) Filing Party:
        N/A
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     4) Date Filed:
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
                            FOODBRANDS AMERICA, INC.
                        1601 N.W. EXPRESSWAY, SUITE 1700
                       OKLAHOMA CITY, OKLAHOMA 73118-1495

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

                            TO BE HELD MAY 21, 1996

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of FOODBRANDS AMERICA, INC., a Delaware corporation (the "Company"), will be held at the Conference Center of Ackerman McQueen, 1601 N.W. Expressway, Suite 2100, Oklahoma City, Oklahoma at 10:00 a.m., Central Daylight Time, on Tuesday, May 21, 1996, for the following purposes:

    (1) To elect three members to the Board of Directors, each to serve for a term of three years; and

    (2) To approve certain amendments to the Amended and Restated Certificate of Incorporation of the Company; and

    (3) To approve the Foodbrands America, Inc. Non-Employee Directors' Deferred Stock Compensation Plan; and

    (4) To approve certain amendments to the Foodbrands America, Inc. 1992 Stock Incentive Plan; and

    (5)  To approve the Foodbrands America,  Inc. Associate Stock Purchase Plan;
       and

    (6) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    The Board of Directors of the Company has fixed the close of business on Monday, April 1, 1996, as the record date for the determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. Only holders of record on such date will be entitled to vote at the Annual Meeting. A copy of the Proxy Statement relating to the Annual Meeting, a Form of Proxy and the Company's 1995 Annual Report to Stockholders accompany this Notice.

    MANAGEMENT INVITES THE STOCKHOLDERS TO BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY. IF YOU DO NOT EXPECT TO BE PRESENT AND VOTE IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT AT ONCE IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING IN PERSON MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          Bryant P. Bynum
                                          CORPORATE SECRETARY

Dated:  Oklahoma City, Oklahoma
        April 4, 1996

                            FOODBRANDS AMERICA, INC.
                        1601 N.W. EXPRESSWAY, SUITE 1700
                       OKLAHOMA CITY, OKLAHOMA 73118-1495

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

                            TO BE HELD MAY 21, 1996

                              GENERAL INFORMATION

    INTRODUCTION. This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Foodbrands America, Inc., a Delaware corporation (the "Company"), for use in connection with the 1996 Annual Meeting of the holders of the common stock, par value $.01 per share (the "Common Stock"), of the Company to be held on May 21, 1996, and at any adjournment thereof (the "Annual Meeting"), at 10:00 a.m., Central Daylight Time, at the Conference Center of Ackerman McQueen, 1601 N.W. Expressway, Suite 2100, Oklahoma City, Oklahoma 73118, and, together with the enclosed form of proxy, is being mailed to stockholders of the Company on or about April 4, 1996.

    REVOCATION OF PROXIES. Any stockholder who executes and delivers a proxy may unconditionally revoke it at any time prior to its use either in person at the Annual Meeting by delivering a duly executed proxy bearing a later date or by giving written notice of revocation to Bryant P. Bynum, Corporate Secretary of the Company, at 1601 N.W. Expressway, Suite 1700, Oklahoma City, Oklahoma 73118-1495, prior to the Annual Meeting or by voting in person at the Annual Meeting.

    QUORUM  AND  VOTING.    As  of  April  1,  1996,  the  record  date  for the
determination of  stockholders  entitled to  vote  at the  Annual  Meeting  (the
"Record Date"), the Company had outstanding          shares of Common Stock. The
holder of each share of Common Stock outstanding as of the Record Date is entitled to one vote and there is no right to cumulative voting. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present in person or by proxy at the Annual Meeting, the stockholders that are present in person or by proxy who are entitled to vote at the Annual Meeting may, by majority vote, adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present. Assuming that a quorum of the shares of Common Stock is present in person or by proxy at the Annual Meeting, then (i) the election of the nominees to the Board of Directors will be by plurality vote of the holders of the shares of Common Stock voting thereon in person or by proxy at the Annual Meeting, (ii) the proposed amendment to the Certificate of Incorporation must be approved by a majority of the shares entitled to vote, and (iii) the approval of all other matters to be acted on by the stockholders will be by a majority vote of the holders of the shares of Common Stock present in person or by proxy at the Annual Meeting.

    All shares of Common Stock represented by properly executed proxies returned to the Company will be voted at the Annual Meeting. Neither the corporate law of the State of Delaware, the Company's state of incorporation, nor the Company's certificate of incorporation or bylaws has any specific provisions regarding the treatment of abstentions and broker non-votes. Votes submitted as abstentions on matters to be voted on at the Annual Meeting will be counted as votes against such matters. Broker non-votes will not count for or against the election of directors and will be counted as votes against the other matters to be voted on at the Annual Meeting. In each case in which a stockholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with the specification so made. ABSENT SUCH SPECIFICATION BY

A STOCKHOLDER, EACH SIGNED AND RETURNED PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS STATED HEREIN AND IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS FOR ALL OTHER MATTERS. As to any other matter of business that may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same; however, the Board of Directors does not know of any such other matter of business.

    ALL STOCKHOLDERS ARE URGED TO FILL IN, DATE, EXECUTE AND RETURN THE FORM OF PROXY SENT TO THEM WITH THIS PROXY STATEMENT.

                                   DIRECTORS

    The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that the directors of the Company (the "Directors") be divided into three classes, as nearly equal in number as possible, with approximately one-third of the Board of Directors to be elected at each annual meeting of stockholders to hold office for a term expiring at the third annual meeting of stockholders after their election. Pursuant to the Certificate of Incorporation and applicable law, the current Board of Directors of the Company is comprised of the following persons, listed by classification of the year in which their current terms of office expire:

       1996                    1997                       1998
-------------------  ------------------------  --------------------------
Richard T. Berg      Theodore Ammon            R. Randolph Devening
Peter A. Joseph      Dort A. Cameron III       Paul S. Levy
Paul W. Marshall     Terry M. Grimm            Angus C. Littlejohn, Jr.

    Pursuant to that certain Stock Purchase Agreement (the "JLL Agreement") dated February 16, 1993, between the Company and Joseph Littlejohn & Levy Fund, L.P. ("JLL"), on March 22, 1993, JLL purchased two million newly-issued shares of Common Stock at $15.00 per share. As of the date of this Proxy Statement, JLL's ownership constitutes % of the outstanding shares of Common Stock. See "Security Ownership of Certain Beneficial Owners and Management". Pursuant to the terms of the JLL Agreement, JLL is entitled to designate for nomination to the Company's Board of Directors (the "JLL Designees") one less than the number of persons that would constitute a majority of the members of the Company's Board of Directors and the Company agreed to nominate and use its best efforts to cause the JLL Designees to be elected to the Company's Board of Directors. The number of JLL Designees will be reduced as JLL's stock holdings decrease. Further, pursuant to the JLL Agreement, for so long as JLL is entitled to nominate a JLL Designee, the Company agrees to nominate and use its best efforts to cause to be elected to the Company's Board of Directors one individual who is not affiliated either with the Company or with JLL (the "Independent Director") mutually acceptable to both a majority of the Directors who are JLL Designees and a majority of the Directors who are not JLL Designees.

    Pursuant to the terms of the JLL Agreement, the Company entered into a Stockholders Agreement dated March 22, 1993 (the "Airlie Agreement") with The Airlie Group L.P. ("Airlie") pursuant to which, among other things, Airlie has the right, for so long as it owns more than 5% of the Outstanding Shares (as defined in the Airlie Agreement), to nominate one person for election to the Board of Directors of the Company provided that such person is mutually acceptable to both a majority of the Directors who are JLL Designees and a majority of the Directors who are not JLL Designees (the "Airlie Designee"). The Director who is the Airlie Designee shall be the Independent Director, so long as there is a Director who is the Airlie Designee.

    JLL and Airlie each separately have agreed to vote all voting securities held by them in favor of persons nominated by the Company in accordance with the JLL Agreement and the Airlie Agreement, respectively. JLL shall have the right to fill vacancies created if a Director who is a JLL Designee shall resign, die, or is removed, or declines to stand for re-election or is not renominated for re-election (a "Vacancy"). Any Vacancy involving the Director who is the Airlie Designee shall be filled with another Airlie Designee. The Directors who are not JLL Designees shall have the right to fill any Vacancy involving a Director who is not a

JLL Designee, except that any Vacancy involving the Independent Director (if he or she is not the Airlie Designee) shall be filled by a person mutually acceptable to both a majority of the Directors who are JLL Designees and a majority of the Directors who are not JLL Designees.

    The JLL Agreement and the Airlie Agreement each include certain restrictions on the ability of JLL and Airlie, respectively, among other things, to resell or otherwise transfer securities of the Company or to purchase additional securities of the Company and grant certain demand and piggyback registration rights to each of JLL and Airlie.

    Pursuant to the terms of the JLL Agreement, the existing JLL Designees on the Company's Board of Directors are Messrs. Ammon, Joseph, Levy and Littlejohn. Pursuant to the terms of the Airlie Agreement, the existing Airlie Designee and the Independent Director is Mr. Cameron. The Directors who are neither a JLL Designee nor an Airlie Designee are Messrs. Berg, Devening, Grimm and Marshall.

    Yvonne V. Cliff, a Director who was a JLL Designee, resigned in October 1995. The Board of Directors elected Peter A. Joseph, a JLL Designee, who resigned in March 1995, to fill this vacancy until the remaining term expires in 1996.

DIRECTORS WHOSE TERMS EXPIRE IN 1996

    Messrs. Berg, Joseph and Marshall, whose terms expire in 1996, have been renominated for election to the Board of Directors. See "PROPOSAL I. ELECTION OF DIRECTORS". The following table sets forth information with respect to these nominees.

     NAME AND AGE                               PRINCIPAL OCCUPATION                           DIRECTOR SINCE
-----------------------  ------------------------------------------------------------------  ------------------
Richard T. Berg (1)      Director of the Company                                             October 1991
Age 70
Peter A. Joseph (2)      General Partner, JLL Associates                                     December 1995
Age 43
Paul W. Marshall (3)     Chairman and Chief Executive Officer of Rochester Shoe Tree         October 1991
Age 54                    Company

------------------------
(1) Mr. Berg has been a Director of the Company since October 1991. From September 1990 to October 1991, Mr. Berg served as an employee of a subsidiary of the Company and from October 1991 to December 1992 served as a consultant to a subsidiary of the Company. Mr. Berg was retired from October 1988 to September 1990. Mr. Berg was a Director of Wilson Foods Corporation from July 1981 to October 1988 and President and Chief Operating Officer of Wilson Foods Corporation from November 1985 to October 1988.

(2) Mr. Joseph has been a partner of JLL and its predecessors since July 1987. Mr. Joseph serves on the Board of Directors of OrNda HealthCorp., Lancer Industries Inc. and Motor Wheel Corporation.

(3) Mr. Marshall is currently and has been Chairman and Chief Executive Officer of the Rochester Shoe Tree Company, a shoe tree manufacturing company, since October 1991. Mr. Marshall was an adjunct professor of the Harvard Graduate School of Business Administration from July 1989 through February 1992. He also was Chairman of Industrial Economics, Incorporated, a consulting firm, from 1989 to 1991. He was also a Member of the Lexington Board of Selectmen from 1984 to 1993. Prior to that time, he was President of Marshall Bartlett Incorporated from 1981 to 1989. He currently serves on the Board of
    Directors of Applied Extrusion Technologies, Inc. and Raymond James Financial, Inc.

CONTINUING DIRECTORS

    The following table sets forth information with respect to the Directors whose current terms expire in 1997 or 1998.

         NAME AND AGE                               PRINCIPAL OCCUPATION                       DIRECTOR SINCE
------------------------------  -------------------------------------------------------------  ---------------
Theodore Ammon (1)              Chairman and Chief Executive Officer, Big Flower Press         March 1993
Age 46                           Holdings, Inc.
Dort A. Cameron III (2)         General Partner, EBD L.P., a General Partner of The Airlie     May 1992
Age 51                           Group L.P.
R. Randolph Devening (3)        Chairman, President and Chief Executive Officer                August 1994
Age 54
Terry M. Grimm (4)              Partner in the law firm of Winston & Strawn                    October 1991
Age 54
Paul S. Levy (5)                General Partner, JLL Associates                                March 1993
Age 48
Angus C. Littlejohn, Jr. (6)    General Partner, JLL Associates                                March 1993
Age 45

------------------------
(1) Mr. Ammon has been Chairman of the Board and Chief Executive Officer of Big Flower Press Holdings, Inc. since its inception in 1993. Mr. Ammon has also been the Chairman of the Board of Treasure Chest since 1993. Mr. Ammon was a General Partner of Kohlberg Kravis Roberts & Co. (a New York and San Francisco-based investment firm) from 1990 to 1992, and an executive of such firm prior to 1990. Mr. Ammon is also a member of the Board of Directors of Host Marriott Corporation, Samsonite Corporation and Culligan Water Technologies, Inc. In addition, Mr. Ammon serves on the Board of Directors of the New York YMCA and on the Board of Trustees of Bucknell University.

(2) Mr. Cameron has been the general partner of EBD, L.P., the general partner of The Airlie Group L.P., a manager of private investment funds, since October 1988. Mr. Cameron has also been the general partner of BMA Limited Partnership, the general partner of Investment Limited Partnership, since July 1984. Mr. Cameron currently serves as Chairman of the Board of Entex Information Services, Inc. and as a member of the Board of Directors of Perkins Management Company, Inc., which is a general partner of Perkins Family Restaurants, L.P.

(3) Mr. Devening has been Chairman, President and Chief Executive Officer of the Company since August 1994. From May 1993 to July 1994, Mr. Devening was Vice Chairman and Chief Financial Officer of Fleming Companies, Inc., which is the second largest food marketing and distribution company in the United States and one of the Company's largest customers. From June 1989 to April 1993, Mr. Devening was Executive Vice President and Chief Financial Officer and from February 1990 to July 1994, a director of Fleming. He currently serves as a member of the Board of Directors of Arkwright Mutual Insurance Company, Del Monte Corporation, Hancock Fabrics, Inc. and Autocraft Industries, Inc.

(4) Mr. Grimm has been a partner with the law firm of Winston & Strawn for more than five years and is a member of that firm's Executive Committee and Litigation Committee.

(5) Mr. Levy has been a partner of JLL and its predecessors since May 1988. Mr. Levy currently serves as Chairman of the Board of Directors of Lancer Industries Inc. and as a member of the Board of Directors of OrNda HealthCorp. and Motor Wheel Corporation.

(6) Mr. Littlejohn has been a partner of JLL and its predecessors since July 1987. Mr. Littlejohn serves on the Board of Directors of OrNda HealthCorp., Lancer Industries Inc. and Motor Wheel Corporation.

                 MEETINGS OF BOARD OF DIRECTORS AND COMMITTEES

    During the Company's fiscal year ended December 30, 1995 ("Fiscal 1995"), the Board of Directors of the Company held four regular meetings and one special meeting.

    Directors who are not employees of the Company or its subsidiaries each receive from the Company $20,000 per year (prorated for partial years) for serving on the Board of Directors, plus expenses, $750 for each Board meeting attended and $500 for each committee meeting attended. In April 1995, the Board of Directors also granted to each non-employee director, other than the JLL Designees, options to purchase 5,000 shares of Common Stock. The options were granted at fair market value on the date of grant, are currently exercisable and have a term of 10 years. In addition, Directors who are not employees of the Company or its subsidiaries and who serve as committee chairmen receive an additional $2,000 per year.

    In April 1995, the Board of Directors adopted the Non-Employee Directors' Deferred Stock Compensation Plan ("Deferred Stock Plan"). The Deferred Stock Plan enables members of the Board of Directors who are not employees of the Company to receive shares of Common Stock in lieu of all or a portion of the compensation they receive for membership on the Board of Directors and committees. See "PROPOSAL III. NON-EMPLOYEE DIRECTORS' DEFERRED STOCK COMPENSATION PLAN".

    During Fiscal 1995, all Directors attended more than 75% of the aggregate of
(i) the total number of meetings of the Board of Directors (held during the period for which they served as Directors of the Company) and (ii) the total number of meetings held by all committees of the Board of Directors on which they served, if any (during the periods that each served).

    The Board of Directors of the Company has standing Executive, Audit and Compensation Committees. The Company does not have a standing nominating committee. The normal duties of such a committee are carried out by the Executive Committee.

    The Executive Committee is responsible for submitting major long-range plans and policies to the Board of Directors for consideration and approval, and, subject to certain exceptions, has the full power of the Board. The Executive Committee also recommends to the Board the names of candidates for election to, or to fill vacancies on, the Board of Directors. The Committee will consider qualified candidates recommended by stockholders. The Executive Committee currently is composed of R. Randolph Devening, Chairman, Richard T. Berg, Dort
A. Cameron III, and Angus C. Littlejohn, Jr. During Fiscal 1995, the Executive Committee conferred frequently and took action by written consent and held four meetings.

    The Audit Committee is responsible for recommending the selection of independent auditors, reviewing with the independent auditors the general scope of their audit services to be performed and the annual results of their audit. The Audit Committee also reviews (i) reports and recommendations made to the Committee by the independent auditors and (ii) the Company's system of internal controls. It also consults with management, as it deems appropriate, on the results of its reviews. The Audit Committee currently is composed of Paul W. Marshall, Chairman, Theodore Ammon and Richard T. Berg. Prior to January 1996, Mr. Angus C. Littlejohn, Jr. was a member of the Audit Committee, however, to satisfy certain requirements of the New York Stock Exchange, he resigned from the Audit Committee in January 1996. Mr. Theodore Ammon was appointed to fill this vacancy. The Audit Committee held two meetings during Fiscal 1995.

    The Compensation Committee is responsible for reviewing salaries, bonuses and other compensation arrangements of all officers of the Company and granting incentive awards and stock options pursuant to the Company's incentive plans. The Compensation Committee currently is composed of Terry M. Grimm, Chairman and Dort A. Cameron III. Ms. Cliff resigned from the Compensation Committee in October 1995. Her vacancy has not been filled. The Compensation Committee held three meetings during Fiscal 1995.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

    The following is the report of the Compensation Committee of the Company (the "Committee") on executive compensation for Fiscal 1995.

    COMPENSATION PHILOSOPHY. The Committee believes that it is in the best interests of the stockholders of the Company for the Company to attract, maintain, and motivate top quality management personnel, especially its executive officers, by offering and maintaining a competitive compensation package that exhibits an appropriate relationship between executive pay and the creation of stockholder value. The general philosophy of the Committee is to integrate (i) reasonable levels of annual base compensation; (ii) annual cash bonuses and equity awards based on achievement of short-term corporate and individual performance goals, such that executive compensation levels will be higher in years in which performance goals are achieved or exceeded; and (iii) equity awards, to ensure that management has a continuing stake in the long-term success of the Company and return of value to its stockholders.

    The elements of the Committee's integrated compensation philosophy are summarized as follows:

    BASE COMPENSATION LEVELS. Although the Company must maintain base compensation levels commensurate with other comparable companies in its industry with whom the Company competes for management personnel (the "Comparable Companies", as discussed below), the Committee believes that performance-based pay elements should be the primary elements in the compensation packages for its executive officers. Therefore, the Committee believes that, in general, the Company's base compensation levels are competitive with those of the Comparable Companies. The Comparable Companies selected by the Company are food industry companies which have production and marketing strategies similar to those of the Company, which are similar in size to the Company and which compete for executives in the same markets as the Company. Management of the Company compiled the list of Comparable Companies and their compensation information based upon executive compensation studies of Wyatt Data Services and William L. Mercer, Incorporated, as well as proxy statement disclosure for companies meeting the criteria set forth in the preceding sentence. Although the process of setting base compensation levels often reflects subjective factors such as leadership, commitment, attitude and motivational effect, the Committee also considers objective factors such as achievement of performance goals (primarily profitability of the areas over which the executive has management responsibility), level of responsibility and prior experience. Although there is only a slight overlap between the Comparable Companies and those companies included in the Dow Jones Food Sub-Industry Group (the "Sub-Industry Group"), see "STOCK PRICE PERFORMANCE GRAPH", the Committee believes that both groups generally consist of similar companies, but that the Company more closely competes with the Comparable Companies for executive officers and for employees than with others in the Sub-Industry Group.

    At the beginning of Fiscal 1995, the Committee set base salaries for executive officers and set the EBITDA targets and individual performance goals based on total Company profitability, respective business unit profitability and individual objectives under the "Cash Incentive Plan" (as hereafter defined), based on the recommendations of the Chief Executive Officer of the Company. The base salaries were increased over fiscal 1994 amounts between 4.8% and 25.2%. The increases were not linked directly to any element of the Company's performance for Fiscal 1995, but instead were linked to individual levels of responsibilities, performance and contributions.

    PERFORMANCE-BASED  COMPENSATION.   The  Company provides  executive officers
with the following performance-based compensation programs:

    - CASH BONUSES. Annual cash bonuses may be earned under the Company's Key Management Cash Incentive Plan ("Cash Incentive Plan"), based on the achievement of Company, division/function, and individual-based performance goals determined by the Committee at the beginning of each year. For Fiscal 1995, earnings before interest, taxes, depreciation, amortization, and extraordinary items (EBITDA) was the primary measure of Company and division performance, and specific individual performance goals included matters such as profitability of individual business activities and measures of plant efficiency. The Company as a whole has to meet its EBITDA goal before any payments are made under the Cash Incentive Plan with the exception that if a division meets its EBITDA goal and the Company does not meet its EBITDA goal, the division president and other personnel in that division will qualify for a substantially reduced bonus. For Fiscal 1995, the target bonus could be exceeded (up to a set maximum) if the target goals were exceeded.

      The Company met its goals for Fiscal 1995 under the Cash Incentive Plan. The Committee granted bonuses under the Cash Incentive Plan in the aggregate amount of $1,838,356 to certain key employees. Two executive officers received bonuses totalling $120,000 pursuant to their respective employment agreements with the Company.

    - STOCK OPTIONS. Options may be granted pursuant to the Foodbrands America, Inc. 1992 Stock Incentive Plan (the "Stock Incentive Plan") at an exercise price equal to or greater than the fair market value of the shares of Common Stock on the date of the grant in the case of Incentive Stock Options (as defined in the Stock Incentive Plan) or at any price in the case of other options. The value of the options is related directly to the market price of the Common Stock and, accordingly, to the long-term performance of the Company. In September 1994, the Company granted options to Mr. Devening based on negotiations between the Company and Mr. Devening. Pursuant to such negotiations, Mr. Devening holds 625,593 options (approximately 5% of the shares of outstanding Common Stock), which vest over a six-year period. Vesting is tied to the achievement by the Company of specified EBITDA targets. The Committee then approved a revised approach to granting options proposed by Mr. Devening, pursuant to which options were granted to the executive officer group on terms similar to those granted to Mr. Devening and in amounts determined by the employee's level of responsibility as recommended by Mr. Devening and reviewed and approved by the Committee. The Committee considers the number of options already held by an executive when determining whether to grant additional options. As a result, since September of 1994, all option grants to executive officers have vesting schedules similar to that applicable to Mr. Devening's options. An aggregate of 124,814 options were granted to executive officers in Fiscal 1995.

    EQUITY-BASED INCENTIVES. In addition to stock options, pursuant to the Stock Incentive Plan, the Committee may grant awards of performance shares and restricted stock to executive officers. The purpose of these awards and stock options is to create in the Company's management a vested interest in maximizing the value of the Company's stock and align management's interest in maximizing stockholder value on a long-term basis with that of all other stockholders. No performance awards or restricted stock awards were made during Fiscal 1995.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER. Pursuant to the terms of his employment agreement effective August 1, 1994 (the "Devening Agreement"), Mr. Devening is entitled to an annual salary of not less than $550,000 and a performance bonus for each fiscal year beginning after December 31, 1994, if the Company achieves certain financial goals for such year set by the Committee in consultation with senior management. The performance bonus amount is 100% of Mr. Devening's base salary for such year, plus additional minimum percentages of such base salary if the financial goals are exceeded by specified amounts. For Fiscal 1995, Mr. Devening's bonus was based on the achievement by the Company of specified EBITDA targets. For Fiscal 1995, Mr. Devening's salary was $550,000 and he received a performance bonus of $550,000 since the specified EBITDA targets were met. See "Executive Compensation -- Termination of Employment, Change-In-Control and Other Agreements -- Devening Employment Agreement." The $550,000 performance bonus earned for Fiscal 1995 will not be recognized for tax purposes until fiscal 1996. This performance bonus should cause the total compensation payable to Mr. Devening for fiscal 1996 to exceed the deductible limit set by Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code").

    DEDUCTION LIMITATION ON EXECUTIVE COMPENSATION. Section 162(m) limits the deductibility of certain compensation paid by the Company to its Chief Executive Officer and certain of its other executive officers. As will be the case in fiscal 1996, it is possible that circumstances may warrant compensation payments which will not qualify as a tax deductible expense. It shall be the policy of the Committee to compensate executive officers based on performance, and the
Committee recognizes that flexibility with respect to the payment of compensation must be insured in order to maintain this policy. Accordingly, although the Committee will to the extent possible attempt to qualify all compensation payments for deductibility under Section 162(m), circumstances may arise which require it to authorize compensation which is not deductible under
Section 162(m).

                                          Terry M. Grimm, Chairman
                                          Dort A. Cameron III

                         STOCK PRICE PERFORMANCE GRAPH

    The following line graph compares the yearly percentage change:

(i) in the Company's cumulative Total Stockholder Return (as herein defined) (the solid line); with

(ii) the cumulative Total Stockholder Return of the Standard & Poor's 500 Stock Index (the long broken line); and with

(iii) the cumulative Total Stockholder Return of the Dow Jones Food Sub-Industry Group (the short broken line).

    "Total Stockholder Return" is measured by dividing (i) the sum of (A) the cumulative amount of dividends for measurement period, assuming dividend reinvestment, and (B) the difference between the share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period.

    As depicted by the graph, the Company's stock price performance through 1994 underperformed both the Standard & Poor's Stock Index and the Dow Jones Food Sub-Industry Group. The Company believes the underperformance prior to 1995 was directly related to significant losses incurred by the Company.

    Beginning in mid-1994, the Company has taken a series of steps to eliminate the losses and to return the Company to profitability. Those steps included strengthening its management team by naming a new Chief Executive Officer and a new Chief Financial Officer, sale of the Retail Division and the elimination of losses associated with its operation, implementing a restructuring and cost reduction program and completing acquisitions of three businesses which are expected to improve the Company's profitability. Details of these and other actions are included in the Company's 1995 annual report.

    The Company believes these actions have had a positive impact on the stock price performance in 1995, which improved approximately 61 percent over the December 1994 level. This 1995 improvement exceeded both the 1995 improvements of the Standard & Poor's 500 Stock Index and the Dow Jones Food Sub-Industry Group. On April 1, 1996, the year-to-date 1996 improvement over the December
1995 level was       percent.

    The graph illustrates the comparisons set forth in this section for a measurement period beginning December 30, 1990, and ending December 30, 1995.

                                    [GRAPH]

                                      DEC 90   DEC 91   DEC 92   DEC 93   DEC 94   DEC 95
                                      ------   ------   ------   ------   ------   ------
FDB.................................   $100     $ 79     $121     $ 89     $ 61     $ 98
S&P 500.............................   $100     $130     $140     $155     $157     $215
Dow Jones Food Index................   $100     $144     $145     $134     $146     $188

                               EXECUTIVE OFFICERS

    The following individuals currently serve as executive officers of the Company, each of whom has been elected to serve for a term of one year or until his successor is duly elected and qualified.

            NAME                   AGE                                    POSITION
-----------------------------      ---      ---------------------------------------------------------------------
R. Randolph Devening (1)               54   Chairman, Chief Executive Officer & President
Horst O. Sieben (2)                    57   Senior Vice President and Chief Financial Officer
Thomas G. McCarley (3)                 50   Senior Vice President and President, Food Service Division
Patrick A. O'Ray (4)                   43   Senior Vice President and President, Specialty Brands Division
William E. Rosenthal (5)               45   Senior Vice President and President, KPR Foods Division
Raymond J. Haefele (6)                 45   Vice President and President, Deli Division
William L. Brady (7)                   47   Vice President and Controller
Bryant P. Bynum (8)                    33   Vice President -- Finance, Treasurer & Secretary
David J. Clapp (9)                     51   Vice President -- Operating Services
Howard S. Katz (10)                    45   Vice President and President, Kettle Cooked Foods
Howard C. Madsen (11)                  52   Vice President -- Procurement

------------------------
 (1) Mr. Devening has been Chairman, President, Chief Executive Officer and a Director of the Company since August 1994. See "Continuing Directors" for a description of Mr. Devening's business experience.

 (2) Mr. Sieben has been Senior Vice President and Chief Financial Officer of the Company since October 1994. Prior thereto, Mr. Sieben was Chief Financial Officer of various companies operated by Lancer Industries, Inc. for the last six years. Mr. Sieben also acted as a consultant to the Company during its acquisition of the Specialty Brands Division in 1994. Previously, Mr. Sieben worked at two public companies, at Nashua Corporation in various controllership positions and at Gradco Systems, Inc. as Chief Financial Officer.

 (3) Mr. McCarley has been Senior Vice President of the Company since October 1991 and President, Doskocil Food Service Company, L.L.C. since December 1995. Prior thereto, Mr. McCarley was Senior Vice President -- General Manager of the Food Service Division from June 1993 to December 1995. Mr. McCarley was Senior Vice President -- General Manager of the Food Service and Deli Divisions from October 1991 to January 1993. Prior thereto, Mr. McCarley was Executive Vice President -- Food Service Sales from February 1990 to October 1991 and was Senior Vice President -- Sales and Marketing of the Company from January 1989 to January 1990. Mr. McCarley was Senior Vice President of Sara Lee Bakery F.S. Division, a diversified food company, and of Chef Pierre, a division of Sara Lee Corporation, from January 1988 to December 1988 and Vice President -- Marketing and Research and Development of Sara Lee Bakery F.S. Division prior thereto.

 (4) Mr. O'Ray has been Senior Vice President of the Company and President, Doskocil Specialty Brands Company since October 1995. From 1988 to 1995, Mr. O'Ray was Vice President of the Foodservice Division of American Home Products with the added responsibility of General Manager of the Foodservice and International Divisions since 1993.

 (5) Mr. Rosenthal has been Senior Vice President of the Company and President, KPR Foods Division since December 1995. Since 1990, Mr. Rosenthal has been President of KPR Holdings, L.P. Mr. Rosenthal was President of Standard Meat Company, a division of Sara Lee Corporation, prior thereto.

 (6) Mr. Haefele has been Vice President of the Company since October 1991 and President, Continental Deli Foods, Inc. since December 1995. Prior thereto Mr. Haefele was Vice President -- General Manager of the Deli Division from January 1993 to December 1995. Mr. Haefele was Vice President --

    Retail Sales of the Company from October 1991 to January 1993 and Vice President of Sales of Wilson Brands from October 1989 to October 1991. Prior to that time, Mr. Haefele was Director and National Sales Manager -- Deli of Wilson Foods Corporation.

 (7) Mr. Brady has been Vice President of the Company since January 1990 and Controller of the Company since May 1990. Mr. Brady served as Vice President and Controller of Wilson Foods prior thereto.

 (8) Mr. Bynum has been Vice President -- Finance of the Company since February 1993, Treasurer of the Company since January 1994 and Secretary of the Company since July 1995. Mr. Bynum was Director -- Corporate Planning and Development from November 1989 to February 1993. Mr. Bynum was a management consultant at the accounting firm of Coopers & Lybrand prior thereto.

 (9) Mr. Clapp has been Vice President -- Operating Services of the Company since October 1991. Mr. Clapp was Vice President of Operations of Wilson Brands from October 1989 to September 1991 and was Corporate Director of Engineering of Wilson Foods prior thereto.

(10) Mr. Katz has been Vice President of the Company since December 1995. Since 1989, Mr. Katz has been President of Kettle Cooked Foods, a division of KPR Holdings, L.P. Prior thereto, he was Vice President of Sales of Standard Meat Company, a division of Sara Lee Corporation.

(11) Dr. Madsen has been Vice President -- Procurement of the Company since February 1994. Dr. Madsen was Vice President of Purchasing at Sara Lee Meat Group for more than five years prior thereto.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of the Common Stock as of April 1, 1996, with respect to (i) each person known by the Company to beneficially own in excess of 5% of the outstanding shares of Common Stock, (ii) each of the Company's Directors, (iii) each executive officer of the Company listed in the Summary Compensation Table set forth under the caption "Executive Compensation", except for those who have resigned, and (iv) all Directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

                                                                                  AMOUNT     PERCENT OF
                                                                                BENEFICIALLY   SHARES
NAME                                                                               OWNED     OUTSTANDING
------------------------------------------------------------------------------  -----------  -----------
Joseph Littlejohn & Levy Fund, L.P. (1).......................................   5,515,833
 450 Lexington Avenue, Suite 3350
 New York, NY 10017
The Airlie Group L.P. (2).....................................................     827,200
 115 East Putnam Avenue
 Greenwich, CT 06830
R. Randolph Devening (3)......................................................     183,105
Horst O. Sieben (4)...........................................................      19,617        *
Thomas G. McCarley (5)........................................................      33,781        *
Raymond J. Haefele (6)........................................................      18,325        *
David J. Clapp (7)............................................................      26,114        *
Theodore Ammon (8)............................................................      10,000        *
Richard T. Berg (8)...........................................................      50,467        *
Dort A. Cameron III (2)(8)(9).................................................     837,200
Terry M. Grimm (8)............................................................      10,226        *
Peter A. Joseph (1)(10).......................................................   5,515,833
Paul S. Levy (1)(10)..........................................................   5,515,833
Angus C. Littlejohn, Jr. (1)(10)..............................................   5,515,833
Paul W. Marshall (8)(11)......................................................      13,340        *
All directors and executive officers as a group (21 persons)..................   6,762,544

------------------------
  * Less than one percent

 (1) Pursuant to a Schedule 13D filed on or about February 16, 1993, as amended March 22, 1993, November 18, 1993, and October 27, 1994, Messrs. Levy and Littlejohn reported that they had shared voting and dispositive power over the shares of Common Stock held by Joseph Littlejohn & Levy Fund, L.P.

 (2) The following persons filed a Schedule 13D on or about November 8, 1991, as amended on April 2, 1993, and October 25, 1994, reporting that they had shared or sole voting and dispositive power over the shares of Common Stock held by The Airlie Group L.P.; EBD L.P.; TMT-FW, Inc.; Dort A. Cameron III; and Thomas M. Taylor. As part of that Schedule 13D, the following persons reported sole dispositive power over 6,962 shares of Common Stock, which shares are not included in the preceding table: Sid R. Bass; Sid R. Bass, Inc.; Lee M. Bass; Lee M. Bass, Inc.; Edward D. Bass; and Thru Line Inc.

    The Schedule 13D states that the single, joint filing was made by all such persons because they may be deemed to constitute a "group" under Section 13(d)(3) of the Exchange Act, but all such persons disclaim membership in such group.

 (3) Includes 170,161 shares subject to options which are currently exercisable.

 (4) Includes 19,617 shares subject to options which are currently exercisable.

 (5) Includes 19,197 shares subject to options which are currently exercisable.

 (6) Includes 12,491 shares subject to options which are currently exercisable.

 (7) Includes 14,447 shares subject to options which are currently exercisable.

 (8) Includes 10,000 shares each subject to options which are currently exercisable.

 (9) Includes the 827,200 shares of Common Stock beneficially owned by The Airlie Group L.P. Mr. Cameron is the General Partner of EBD L.P., which is a general partner of The Airlie Group L.P., and may disclaim beneficial ownership of some or all of these shares.

(10) Includes the 5,515,833 shares of Common Stock held by JLL; these Directors, who are general partners of JLL Associates, L.P., the general partner of JLL, may disclaim beneficial ownership of some or all of these shares.

(11) Includes 3,340 shares of Common Stock held by Paul W. Marshall, as Trustee of the Paul W. Marshall Self-directed Retirement Plan.

                             EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION. The following table summarizes, for each of Fiscal 1995, fiscal 1994 and fiscal 1993, the compensation awarded, paid to or earned by (i) R. Randolph Devening, the Chief Executive Officer (the "CEO") of the Company, (ii) each of the four most highly compensated executive officers other than the CEO who served as executive officers of the Company or its subsidiaries as of December 30, 1995, whose annual compensation exceeded $100,000 for Fiscal 1995, and (iii) two former executive officers whose annual compensation exceeded $100,000 for Fiscal 1995 and who each would have been one of the four most highly compensated executive officers but for the fact they resigned prior to December 30, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                                                     -------------
                                                              ANNUAL COMPENSATION     SECURITIES
                                                             ----------------------   UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                         YEAR     SALARY ($)  BONUS (1)      OPTIONS     COMPENSATION (2)
------------------------------------------------  ---------  ----------  ----------  -------------  ----------------
R. Randolph Devening (3) .......................       1995  $  550,000  $  550,000       --           $   26,423
 Chairman, President and Chief                         1994     229,187     500,000      625,593           10,559
 Executive Officer                                     1993      --          --           --               --
Horst O. Sieben (4) ............................       1995     227,292     119,969       10,000            4,586
 Senior Vice President and Chief                       1994      42,692      65,000       68,814            2,657
 Financial Officer                                     1993      --          --           --               --
Thomas G. McCarley .............................       1995     214,165     116,425       --                5,428
 Senior Vice President -- President,                   1994     171,593     101,276       33,814            4,750
 Food Service Division                                 1993     165,000      --           --                6,720
Robert S. Wright (5) ...........................       1995     165,550      --           --                4,750
 Former Senior Vice President -- President,            1994     151,750     127,961       68,814            3,905
 Specialty Brands Division                             1993      --          --           --               --
Raymond J. Haefele .............................       1995     150,000     110,714       --                5,694
 Vice President and President, Deli Division           1994     124,520      80,275       27,540            4,262
                                                       1993     113,120      --           --                4,685
David J. Clapp .................................       1995     141,544      59,349        5,000            6,242
 Vice President -- Operating Services                  1994     129,876      12,500       22,047            4,431
                                                       1993     127,200      --           --               12,010
Larry P. Swafford (6) ..........................       1995     100,256     130,000       --              400,000
 Former Senior Vice President -- President,            1994      --          --           --               --
 Retail Division                                       1993      --          --           --               --

------------------------
(1) The amounts in this column for Fiscal 1995 are for 1995 performance under the Cash Incentive Plan, except for Mr. Swafford who received a $60,000 signing bonus in early 1995 and a $70,000 termination bonus upon the sale of the Retail Division. For fiscal 1994, amounts in the column include, signing bonuses of $500,000 and $65,000 for Mr. Devening and Mr. Sieben, respectively. The amounts for fiscal 1994 also include a performance bonus of $127,961 paid to Mr. Wright pursuant to the terms of an employment agreement between Mr. Wright and the Company and a $12,500 special cash bonus paid to Mr. Clapp for his individual accomplishments in fiscal 1994. In addition, the Committee waived certain target requirements under the Cash Incentive Plan and granted special bonuses of $101,276 and $80,275, respectively, to Mr. McCarley and Mr. Haefele because of the high level of performance of the Company's Food Service and Deli Divisions.

(2) For Mr. Devening, includes $20,991 paid by the Company for term life insurance and $5,432 contributed by the Company to the Retirement & Profit Sharing Plan during Fiscal 1995; and $7,520 paid by the Company for life insurance and $3,039 contributed by the Company to the Retirement & Profit Sharing Plan during fiscal 1994.

    For Mr. Sieben, includes $2,989 paid by the Company for term life insurance and $1,597 contributed by the Company to the Retirement & Profit Sharing Plan during Fiscal 1995; and $2,657 paid by the Company for life insurance during fiscal 1994.

    For Mr. McCarley, includes amounts contributed by the Company to the Retirement & Profit Sharing Plan of $5,428, $4,750 and $6,720 for Fiscal 1995, fiscal 1994 and fiscal 1993, respectively.

    For Mr. Wright, includes amounts contributed by the Company to the Retirement & Profit Sharing Plan of $4,750 and $3,905 for Fiscal 1995 and fiscal 1994, respectively.

    For Mr. Haefele, includes amounts contributed by the Company to the Retirement & Profit Sharing Plan of $5,694, $4,262 and $4,685 for Fiscal 1995, fiscal 1994 and fiscal 1993, respectively.

    For Mr. Clapp, includes amounts contributed by the Company to the Retirement & Profit Sharing Plan of $6,242, $4,431 and $12,010 for Fiscal 1995, fiscal 1994 and fiscal 1993, respectively.

    For Mr. Swafford, $400,000 was paid pursuant to his Separation Agreement. See "-- Employment, Termination of Employment, Change-In-Control and Other Agreements".

(3) On August 1, 1994, Mr. Devening became Chairman of the Board, President and Chief Executive Officer of the Company. See "-- Employment, Termination of Employment, Change-In-Control and Other Agreements -- Devening Employment Agreement".

(4) On October 24, 1994, Mr. Sieben became Senior Vice President and Chief Financial Officer of the Company. Prior to employment with the Company, Mr. Sieben was a consultant to the Company and received $48,000 in consulting fees in fiscal 1994. See "-- Employment, Termination of Employment, Change-In-Control and Other Agreements -- Sieben Agreement".

(5) On August 11, 1995, Mr. Wright resigned as the Senior Vice President -- President, Specialty Brands Division. See "-- Employment, Termination of Employment, Change-In-Control and Other Agreements -- Wright Agreement".

(6) On June 30, 1995, Mr. Swafford resigned as the Senior Vice President -- President, Retail Division of the Company as a result of the sale of the Retail Division. See "-- Employment, Termination of Employment, Change-In-Control and Other Agreements -- Swafford Separation Agreement".

STOCK OPTION INFORMATION

    OPTION GRANTS. The following table sets forth information concerning the grant of stock options to Messrs. Sieben and Clapp during the fiscal year ended December 30, 1995. No other named executive officer received any option grants during Fiscal 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                         POTENTIAL REALIZED
                                                                                                          VALUE AT ASSUMED
                               NUMBER OF                                                               ANNUAL RATES OF STOCK
                              SECURITIES      % OF TOTAL                                               PRICE APPRECIATION FOR
                              UNDERLYING    OPTIONS GRANTED     EXERCISE OR                               OPTION TERM (1)
                                OPTIONS     TO EMPLOYEES IN        BASE                                ----------------------
NAME                          GRANTED (#)     FISCAL YEAR      PRICE ($/SH)       EXPIRATION DATE       5% ($)      10% ($)
----------------------------  -----------  -----------------  ---------------  ----------------------  ---------  -----------
Horst O. Sieben.............    10,000(2)            3.1                13     December 13, 2005          81,900     206,700
David J. Clapp..............     5,000(2)            1.5                13     December 13, 2005          40,950     103,350

------------------------
(1) The assumed annual rates of stock price appreciation of 5% and 10% are set by the Commission's rules and are not intended as a forecast of possible future appreciation in stock prices.

(2) The Company granted these options on December 14, 1995, at an exercise price of $13 per share. Nine percent of such options vested on December 14, 1995, and 18.2% of such options vest on December 31 of each of the subsequent five years if the recipient remains an employee of the Company and the Company meets the specified earnings target for such year. The options terminate 10 years from the date of grant and must be exercised within 90 days after recipient ceases to be an employee of the Company.

    OPTION EXERCISE. The following table sets forth information concerning each exercise of stock options by the named executive officers during the fiscal year ended December 30, 1995 with information as of the fiscal year-end of any unexercised in-the-money options.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                              FY-END OPTION VALUES

                                                                        NO. OF SECURITIES
                                                                            UNDERLYING        VALUE OF UNEXERCISED
                                                                      UNEXERCISED OPTIONS AT  IN-THE-MONEY OPTIONS
                                          NO. OF SHARES                     FY-END (#)           AT FY-END ($)
                                           ACQUIRED ON      VALUE          EXERCISABLE/           EXERCISABLE/
NAME                                        EXERCISE     REALIZED($)      UNEXERCISABLE        UNEXERCISABLE (1)
----------------------------------------  -------------  -----------  ----------------------  --------------------
R. Randolph Devening....................            0             0        170,161/455,432       510,483/1,366,296
Horst O. Sieben.........................            0             0         19,617/59,197         56,151/150,291
Thomas G. McCarley......................            0             0         19,197/24,617         27,591/73,851
Robert S. Wright........................       13,493        49,965              0/0                   0/0
Raymond J. Haefele......................            0             0         12,491/20,049         22,473/60,147
David J. Clapp..........................            0             0         14,447/20,600         17,991/48,150
Larry P. Swafford.......................        6,193        34,061              0/0                   0/0

------------------------
(1) The values shown in this column are based on a market price of the Common Stock on December 30, 1995 of $12.00 per share

EMPLOYMENT, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL AND OTHER AGREEMENTS.

    DEVENING EMPLOYMENT AGREEMENT. Pursuant to the Devening Agreement, Mr. Devening serves as the Chairman of the Board, President and Chief Executive Officer of the Company. The Devening Agreement has a term ending on December 31, 1998, but automatically extends for an additional one-year term unless either party elects not to extend the term (the "Employment Period"). See "Report of the Compensation Committee of the Board of Directors -- Compensation of Chief Executive Officer" for information regarding the salary and bonus provisions of the Devening Agreement. Bonuses payable under the Devening Agreement are payable in cash or common stock (based on the market price on the payment date) or a combination thereof as selected by Mr. Devening, subject to such limitation on the number of shares as the Committee may have set for the year.

    The Company granted to Mr. Devening options to purchase, in the aggregate, a number of shares of the Company's common stock equal to 5% of the total number of shares outstanding on the date of the grant (as adjusted to reflect the number of shares issued in the rights offering made pursuant to the offering prospectus dated September 19, 1994) at an option price per share equal to the greater of the exercise price under such rights offering ($9.00) or the fair market value on the date of the grant. Nine percent of such options vested on December 31, 1994, and 18.2% of such options vested on December 31, 1995, with the remaining such options to vest on December 31 of each of the subsequent four years if Mr. Devening remains an employee and the Company meets the specified earnings target for such year. The options terminate 10 years from the date of grant and must be exercised within 90 days after Mr. Devening ceases to be an employee.

    In the event that Mr. Devening's employment is terminated during the Employment Period other than for "Cause" (as defined in the Devening Agreement), or if Mr. Devening terminates his employment for "Good Reason" or within eighteen months after a "Change of Control" (as those terms are defined in the Devening Agreement), the Company will be required to pay him an amount equal to two times the sum of his base salary for the previous twelve-month period plus the amount of his performance bonus, if any, for the previous fiscal year. Upon a Change of Control, all outstanding option shares not previously vested will vest, provided Mr. Devening is an employee on such date. In the event of the death of Mr. Devening between

July 31, 1997 and January 1, 2000 while an employee of the Company, all outstanding option shares not previously vested will vest. Mr. Devening is entitled to employee benefit arrangements on a comparable basis with other senior executives, and to financial, tax planning and consulting services.

    SIEBEN AGREEMENT. Pursuant to the terms of a letter agreement ("Sieben Agreement") with the Company, Mr. Sieben receives an annual salary of $225,000 and, for the first year of his employment, a monthly living allowance of $2,000 in lieu of certain other allowances. Pursuant to the Sieben Agreement, he is eligible for an annual bonus of up to 50% of his base salary if certain performance objectives are met. In addition, Mr. Sieben received a signing bonus of $65,000 and was granted options to purchase, in the aggregate, 68,814 shares of Common Stock at an exercise price per share of $9.00. These options have a vesting schedule similar to Mr. Devening's. Upon a Change of Control Event (as defined in the Stock Incentive Plan) or in the event of the death of Mr. Sieben, all outstanding option shares not previously vested will vest, provided Mr. Sieben is an employee on the date of such event. In the event Mr. Sieben is terminated for any reason other than dishonesty or malfeasance, he will be entitled to receive his base salary for a period of six months from the termination date. In addition, the Company and Mr. Sieben have entered into a Transition Employment Agreement. See "Compensation of Directors and Executive Officers -- Employment, Termination of Employment, Change-in-Control and Other Agreements -- Transition Employment Agreements".

    O'RAY EMPLOYMENT AGREEMENT. Effective as of October 9, 1995, Mr. O'Ray and the Company entered into an employment agreement (the "O'Ray Agreement") pursuant to which Mr. O'Ray serves as Senior Vice President of the Company and President of the Specialty Brands Division. The O'Ray Agreement provides for an annual salary of $210,000 and a signing bonus of $50,000. In addition, Mr. O'Ray received options to purchase 68,814 shares of Company Common Stock at an exercise price of $13.50 per share, which have a vesting schedule similar to Mr. Devening's options adjusted to reflect the different grant date.

    The O'Ray Agreement also provides that in fiscal 1996 the Company will pay Mr. O'Ray a minimum cash bonus of $75,000, subject to upward adjustment. Any amount of cash incentive in excess of such amount shall be provided by the Company's Cash Incentive Plan conditioned upon the Specialty Brands Division achieving the performance targets established for 1996. Such cash incentive is payable in February 1997.

    If Mr. O'Ray's employment is terminated during the term of the O'Ray Agreement by the Company for "Cause" (as defined in the O'Ray Agreement) or as a result of a voluntary termination, the Company will pay Mr. O'Ray his base compensation through the date specified as his last day of employment. If Mr. O'Ray's employment is terminated during the term of the O'Ray Agreement by the Company without Cause, the Company will pay O'Ray an amount equal to one-half of his annual base compensation.

    ROSENTHAL AGREEMENTS. Effective as of December 11, 1995, Mr. Rosenthal and the Company entered into an employment agreement (the "Rosenthal Agreement") pursuant to which Mr. Rosenthal serves as Senior Vice President of the Company and President of the KPR Foods Division. The term of the Rosenthal Agreement is from December 11, 1995, until December 10, 2000. The Rosenthal Agreement provides for an annual salary of $175,000 as President of the KPR Foods Division. Mr. Rosenthal will also receive an annual salary of $40,000 in payment of his duties as Senior Vice President. In addition, Mr. Rosenthal received options to purchase 12,000 shares of Company Common Stock at an exercise price of $13.125 per share, which have a vesting schedule similar to Mr. Devening's options adjusted to reflect the different grant date.

    If Mr. Rosenthal's employment is terminated during the term of the Rosenthal Agreement by reason of death, the Company shall pay to Rosenthal's estate his base compensation as though employment was terminated by the Company without "Cause" (as defined in the Rosenthal Agreement) and the bonus, if any, for the bonus period in which "Termination Date" (as defined in the Rosenthal Agreement) occurs. If Mr. Rosenthal's employment is terminated during the term of the Rosenthal Agreement by disability, Mr. Rosenthal will continue to receive his base compensation for a period of one year and the bonus, if any, for the bonus period in which the disability occurs until the Rosenthal Agreement is terminated. Mr. Rosenthal shall also continue to receive all compensation payable under the Company's disability benefit programs then in effect through the expiration of the term of the Rosenthal Agreement. Thereafter, benefits shall be determined under the retirement, insurance and other compensation programs. If

Mr. Rosenthal's employment is terminated by the Company for Cause or as a result of a voluntary termination, the Company will pay Mr. Rosenthal his base compensation through the date specified as his last day of employment. If Mr. Rosenthal's employment is terminated during the term of the Rosenthal Agreement by the Company without Cause, the Company will pay Rosenthal an amount equal to his base compensation for a period not to exceed one year.

    In connection with the acquisition of KPR Holdings, L.P. ("KPR") pursuant to the Purchase Agreement dated November 14, 1995 (the "KPR Agreement"), the Company has agreed to certain contingent payments payable in Common Stock of the Company or cash, at the option of the sellers, aggregating approximately $15 million over the next three years based on the attainment of specified earning levels by KPR. If the sellers elect to receive the contingent payment in Common Stock of the Company, it will be payable based on a price of $13.125 per share. The right to this contingent payment is currently held by KPR Holdings, Inc., one of the sellers, and Mr. Rosenthal holds an equity position in KPR Holdings, Inc. In addition, in connection with the acquisition of KPR, KPR entered into a lease agreement with BAM Corporation pursuant to which BAM leases to KPR the production and office facility located in Fort Worth, Texas (the "Lease"). The Lease is for a period of ten years, with base rental payments of approximately $71,000 per month. KPR has the option, pursuant to the Lease, to purchase the leased facility based on its fair market value. Mr. Rosenthal and other members of his immediate family own all of the equity securities of BAM Corporation.

    KATZ AGREEMENTS. Effective as of December 11, 1995, Mr. Katz and the Company entered into an employment agreement (the "Katz Agreement") pursuant to which Mr. Katz serves as Vice President of the Company and President of Kettle Cooked Foods, a subdivision of the KPR Foods Division. The term of the Katz Agreement is from December 11, 1995 until December 10, 2000. The Katz Agreement provides for an annual salary of $175,000. In addition, Mr. Katz received options to purchase 12,000 shares of Company Common Stock at an exercise price of $13.125, per share which have a vesting schedule similar to Mr. Devening's options adjusted to reflect the different grant date.

    If Mr. Katz's employment is terminated during the term of the Katz Agreement by reason of death, the Company shall pay to Katz's estate his base compensation as though employment was terminated by the Company without "Cause" (as defined in the Katz Agreement) and the bonus, if any, for the bonus period in which "Termination Date" (as defined in the Katz Agreement) occurs. If Mr. Katz's employment is terminated during the term of the Katz Agreement by disability, Mr. Katz will continue to receive his base compensation for a period of one year and the bonus, if any, for the bonus period in which the disability occurs until the Katz Agreement is terminated. Mr. Katz shall also continue to receive all compensation payable under the Company's disability benefit programs then in effect through the expiration of the term of the Katz Agreement. Thereafter, benefits shall be determined under the retirement, insurance and other compensation programs. If Mr. Katz's employment is terminated by the Company for Cause or as a result of a voluntary termination, the Company will pay Mr. Katz his base compensation through the date specified as his last day of employment. If Mr. Katz's employment is terminated during the term of the Katz Agreement by the Company without Cause, the Company will pay Katz an amount equal to his base compensation for a period not to exceed one year.

    Mr. Katz holds an equity position in KPR Holdings, Inc. which is entitled to the contingent payment under the KPR Agreement as described above. See "-- Employment, Termination of Employment, Change-In-Control and Other Agreements -- Rosenthal Agreements".

    WRIGHT AGREEMENT. Mr. Wright resigned as of August 11, 1995. Pursuant to the terms of an employment agreement between Robert S. Wright and the Company, Mr. Wright received his base compensation through the date specified as his last day of employment.

    SWAFFORD SEPARATION AGREEMENT. As a result of the sale of the Retail Division on May 30, 1995, Mr. Swafford resigned as Senior Vice President of the Company and President of the Retail Division as of June 30, 1995. Mr. Swafford and the Company entered into a Separation Agreement dated May 25, 1995,

(the "Swafford Separation Agreement") concerning the payment of certain consideration upon his resignation. Pursuant to the Swafford Separation Agreement, Mr. Swafford received his base salary through June 30, 1995 and under the terms of his employment agreement a one-time bonus payment of $70,000. The Company made a separation payment to Mr. Swafford in the amount of $400,000.

    TRANSITION EMPLOYMENT AGREEMENTS. The Company has entered into Transition Employment Agreements ("Agreement") with each of 13 of the key employees of the Company, including all of the executive officers listed in the "Summary Compensation Table" above, other than Mr. Devening (each an "Executive"). The Agreements are effective for a period of two years (the "Term" of the Agreement) after a "Change of Control" (as defined in the Agreement), which includes, among other things, a change in stock ownership whereby a person or group acquires a sufficiently large block of Common Stock which, when voted with shares solicited by proxy or written consent solicitation without the benefit of a management supported proxy, would enable such person or group to elect a member of the Board of Directors. If the Executive's employment is terminated by the Company without "Cause" (as defined in the Agreement) or by the Executive for "Good Reason" (as defined in the Agreement), within two years following a Change of Control, then (i) for the remainder of the Term of the Agreement the Executive shall continue to be paid his or her "Compensation" (as defined in the
Agreement); (ii) all "Stock Options", "Performance Shares", and shares of "Restricted Stock" (as such terms are defined in the Agreement) held by the Executive shall vest; and (iii) the Executive shall have a period of three months to exercise any such Stock Options. The Agreement also provides that the Company will indemnify the Executives to the fullest extent permitted by the Certificate of Incorporation, the Company's bylaws, and Delaware law; confidentiality and noncompetition covenants by the Executives; notice requirements prior to termination; and for continuation of pre-Change of Control pay levels after a Change of Control. The Company intends to amend the Agreements to provide for automatic vesting of any stock options, Performance Shares and shares of Restricted Stock, following a Change of Control as redefined under Proposal IV. Mr. Sieben's Agreement has been amended to provide for such automatic vesting after a Change of Control.

    OFFICER SEPARATION PAY PLAN. In 1995, the Company adopted a separation pay plan for corporate officers which takes effect on termination of employment of a corporate officer other than by voluntary resignation or for "Cause" (as defined in the plan). The plan provides that separation pay will be made up of a lump sum of 100% of current annual base salary and current allowances (e.g., auto allowance) for a 20-week period for a corporate officer who has served for less than two years and for a 9-month period for an officer who has served two years or more. Such officer will be eligible for outplacement service (selected and paid for by the Company) as needed. If a corporate officer is terminated for death, disability or Cause, then no separation payment will be made. At the time of separation, unused but accrued vacation will be paid in addition to earned but unpaid bonus(es).

    FOODBRANDS AMERICA, INC. RETIREMENT & PROFIT SHARING PLAN. The Retirement & Profit Sharing Plan, formerly the Doskocil Companies Incorporated Retirement & Profit Sharing Plan, provides that all eligible employees of the Company who have attained the age of 21, have completed one year of service and are not subject to a collective bargaining agreement are permitted to contribute up to 15% of their salary to the Retirement & Profit Sharing Plan. The Company makes contributions on behalf of each participant of a matching amount up to an employee contribution of 3% of such employee's salary. The Company also makes a 1% seed contribution to the employee's account up to $250. Employees become fully vested in Company matching contributions and profit sharing accounts in the Retirement & Profit Sharing Plan after three years of employment with the Company. The Company made a profit-sharing contribution to the Retirement & Profit Sharing Plan for Fiscal 1995. The profit-sharing contribution amount was determined and authorized by the Board of Directors of the Company. Upon severance from service with the Company, participants are entitled to a distribution in a single lump sum of their vested interest in the Retirement & Profit Sharing Plan.

    FOODBRANDS AMERICA, INC. 1992 STOCK INCENTIVE PLAN. Pursuant to the terms of the 1992 Stock Incentive Plan, awards granted under the Plan may, in the discretion of the Committee be immediately vested, fully earned and exercisable upon the termination of a participant's employment within the two year period following a "Change of Control Event" (as defined in the 1992 Stock Incentive
Plan) except (i) if such award
has been terminated due to acts such as fraud, misrepresentation and embezzlement or (ii) as otherwise provided in any employment agreement. This Section of the 1992 Stock Incentive Plan has been proposed to be amended. See "PROPOSAL IV. AMENDMENTS TO THE 1992 STOCK INCENTIVE PLAN".

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During Fiscal 1995, the Compensation Committee of the Board of Directors of the Company was comprised of Terry W. Grimm, Chairman and Dort A. Cameron III. Ms. Cliff resigned from the Compensation Committee in October 1995. None of the members of the Compensation Committee has ever been (i) an employee or officer of the Company or any of its subsidiaries or (ii) had any relationship requiring disclosure under any paragraph of Item 404 or in Item 402(j)(3) of Regulation S-K promulgated by the Securities and Exchange Commission.

                       PROPOSAL I. ELECTION OF DIRECTORS

    At the Annual Meeting, the positions of the three Directors whose current terms expire in 1996 are to be filled. The persons elected to these positions shall hold office until their successors are duly elected and qualified at the annual meeting of stockholders in 1999 or until they earlier die, resign, or are removed from office in accordance with applicable law. Messrs. Berg, Joseph and Marshall, who currently hold the three positions that are to be filled at the Annual Meeting, are nominees for re-election at the Annual Meeting for three-year terms expiring at the annual meeting of stockholders in 1999. See "DIRECTORS -- Directors Whose Terms Expire In 1996" which provides information with respect to each of the nominees.

    It is the intention of the persons named in the enclosed proxy to vote the shares of Common Stock represented thereby for the election of these nominees unless authority therefore is withheld. While it is not expected that any of the nominees will be unable or unwilling to accept office, if for any reason any of them shall be unable or unwilling to do so and a position on the Board of Directors remains vacant as a result, then the proxies will be voted for a nominee or nominees selected by the Board of Directors of the Company or, in the case of Mr. Joseph, by JLL. See "Directors". The Company knows of no family relationships between any director or executive officer and any other director or executive officer of the Company.

    The election of the nominees to the Board of Directors will be by plurality vote. Management believes that all of the shares of Common Stock held by JLL Associates and Airlie will be voted in favor of the nominees named herein.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                  PROPOSAL II. AMEND THE AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

    The Board of Directors has approved and recommends that the stockholders consider and approve a proposal to amend the Company's Certificate of Incorporation by amending Sections 5.2, 5.4 and 5.7 of Article Fifth thereof (the "Charter Amendments") to read in their entirety as follows:

        Section 5.2 ATTEMPTED TRANSFER IN VIOLATION OF TRANSFER RESTRICTION. Unless approval of the Board of Directors is obtained as provided in subsection (3) of Section 5.1 of this Article Fifth, any attempted Transfer of shares of stock of the Corporation in excess of the shares that could be Transferred to the Transferee without restriction under subsection (2) of Section 5.1 of this Article Fifth is not effective to Transfer ownership of such excess shares (the "Prohibited Shares") to the purposed acquiror thereof (the "Purposed Acquiror"), who shall not be entitled to any rights as a Stockholder of the Corporation with respect to the Prohibited Shares (including, without limitation the right to vote or to receive dividends with respect thereto). The transfer agent of the stock of the corporation shall not recognize the purposed transfer of the Prohibited Shares to the Purposed Acquiror. All rights with respect to the Prohibited shares shall (i) be deemed to have been acquired in equal amounts by the Charitable Organizations (as defined below) and (ii) be transferred to a person nominated and appointed by the Board of Directors from time to time (the "Agent") to act as agent for the Charitable Organizations (in the absence of such designation the Corporation shall act as Agent), until such time as the Prohibited

    Shares  are resold as set forth in  subsection (i) or subsection (2) of this
    Section 5.2. As agent, Agent shall exercise all rights incident to ownership of the Prohibited Shares. The Purported Acquiror, by acquiring ownership of shares of stock of the Corporation that are not Prohibited Shares, shall be deemed to have consented to all the provisions of this Article Fifth and to have agreed to act as provided in the following subsection (1). The Corporation, the Board of Directors and the Agent shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, or the chief accounting officer of the Corporation or of the Corporation's legal counsel, independent auditors, transfer agent, investment bankers, and other employees and agents in making the determinations and findings contemplated by this Section 5.2, and neither the Corporation, the Board of Directors nor the Agent shall be responsible for any good faith errors made in connection therewith.

        (1) Upon demand by the Agent, the Purported Acquiror shall transfer any certificate or other evidence of Purported Acquiror's possession or control of the Prohibited Shares, along with any dividends or other distributions paid by the Corporation with respect to the Prohibited Shares that were received by the Purported Acquiror (the "Prohibited Distributions"). If the Purported Acquiror has sold the Prohibited Shares to an unrelated party in an arms-length transaction after purportedly acquiring them, the Purported Acquiror shall be deemed to have sold the Prohibited Shares as agent for the Charitable Organizations, and in lieu of transferring the Prohibited Shares and Prohibited Distributions to the Agent shall transfer to the Agent the Prohibited Distributions and the proceeds of such sale (the "Resale Proceeds"), except to the extent that the Agent grants written permission to the Purported Acquiror to retain a portion of the Resale Proceeds not exceeding the amount that would have been payable by the Agent to the
    Purported Acquiror pursuant to the following subsection (2) if the Prohibited Shares had been sold by the Agent rather than by the Purported Acquiror. Any purported transfer of the Prohibited Shares by the Purported Acquiror other than a transfer described in one of the two preceding sentences shall not be effective to transfer any ownership of the Prohibited Shares.

        (2) The Agent shall sell in an arms-length transaction (through the New York Stock Exchange, if possible) any Prohibited Shares transferred to the Agent by the Purported Acquiror, and the proceeds of such sale (the "Sale Proceeds"), or the Resale Proceeds, if applicable, shall be allocated, after reimbursement to the Agent of its expenses, to the Purported Acquiror up to the following amount: (i) where applicable, the purported purchase price paid or value of consideration surrendered by the Purported Acquiror for the Prohibited Shares, or (ii) where the purported Transfer of the Prohibited Shares to the Purported Acquiror was by gift, inheritance, or any similar purported Transfer, the fair market value of the Prohibited Shares at the time of such purported Transfer. Subject to the succeeding provisions of this subsection, any Resale Proceeds or Sales Proceeds in excess of the Agent's expenses and the amount allocable to the Purported Acquiror pursuant to the preceding sentence, together with any Prohibited Distributions, shall be paid in equal shares to the charitable organizations designated from time to time by the Corporation that qualify as entities described in Section 501(c)(3) of the Code (the "Charitable Organizations"). In the absence of such designation, the Agent shall designate one or more Charitable Organizations, in its discretion, such that there is a sufficient number of Charitable Organizations none of which will own a Prohibited Ownership Percentage. In no event shall any such amounts due to the Charitable Organizations inure to the benefit of the Corporation or the Agent, but such amounts may be used to cover expenses incurred by the Agent.

        Section 5.4 ADDITIONAL ACTIONS TO PREVENT VIOLATION OR ATTEMPTED VIOLATION. Upon a determination by the Board of Directors that there has been or is threatened a purported Transfer of Prohibited Shares to a Purported Acquiror, the Board of Directors may take such action in addition to any action required by the preceding paragraph as it deems advisable to give effect to the provisions of this Article Fifth, including, without limitation, refusing to give effect on the books of this Corporation to such purported Transfer or instituting proceedings to enjoin such purported Transfer. Nothing herein shall preclude the settlement of transactions entered into through the facilities of the New York Stock Exchange.

        Section 5.7 FURTHER ACTIONS. Subject to the provisions of Section 5.4 of this Article Fifth, nothing contained in this Article Fifth shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the corporation and the interest of the holders of its securities in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable or in the event that the Board of Directors believes that such actions are in the best interest of the Corporation and its Stockholders, the Board of Directors may (i) accelerate or extend the Expiration Date or modify the definitions of any terms set forth in this Article Fifth; provided that the Board of Directors shall determine in writing that such acceleration, extension change or modification is reasonably necessary or desirable to preserve the Tax Benefits under the Code and the regulations thereunder or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits, which determination shall be based upon an opinion of legal counsel to the Corporation and which determination shall be filed with the Secretary of the Corporation and mailed by the Secretary to the Stockholders of this Corporation within ten days after the date of any such determination. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind Bylaws, regulations and procedures of the Corporation not inconsistent with the express provisions of this Article Fifth for purposes of determining whether any acquisition of stock of the Corporation would jeopardize the Corporation's ability to preserve and use the Tax Benefits, and for the orderly application, administration and implementation of the provisions of this Article Fifth. Such procedures and regulations shall be kept on file with the Secretary of the Corporation and with its transfer agent and shall be made available for inspection by the public and, upon request, shall be mailed to any holder of stock of the Corporation.

    In May 1995, in connection with the merger of Doskocil Companies Incorporated into the Company, the stockholders approved certain transfer restrictions applicable to the shares of common stock, as set forth in Article Fifth of the Company's Amended and Restated Certificate of Incorporation (the "Transfer Restrictions"), in order to help assure that certain tax benefits (in the form of net operating loss carryforwards) will continue to be available to the Company. These Transfer Restrictions specifically referenced the trading of common stock on the NASDAQ National Market System.

    During the Company's eligibility review for the listing of the Company's Common Stock on the New York Stock Exchange ("NYSE"), the NYSE raised certain procedural issues with the Transfer Restrictions. The NYSE specifically requested that the Sections in question be amended to specifically reference the NYSE and to include certain language to the effect that the Board of Directors and the Company will not take any action to preclude the settlement of a transaction entered into through the facilities of the NYSE. The NYSE requires these amendments to comply with its rules and regulations. Accordingly, the Company and the Board of Directors agreed it would take no action that would impair the settlement of any transaction entered into through the facilities of the NYSE and would seek the approval of the stockholders to the above amendments.

    To be adopted, the Charter Amendment must be approved by holders of a majority of the shares of Common Stock entitled to vote on such proposal. Management believes that all of the shares of Common Stock held by JLL and Airlie will be voted in favor of the Charter Amendments.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

             PROPOSAL III. APPROVAL OF THE NON-EMPLOYEE DIRECTORS'
                        DEFERRED STOCK COMPENSATION PLAN

    The Company's Board of Directors has adopted the Foodbrands America, Inc. Non-Employee Directors' Deferred Stock Compensation Plan ("Deferred Stock Plan" or the "Plan"). The Deferred Stock Plan enables members of the Board of Directors of the Company who are not employees of the Company or any of its subsidiaries to receive shares of the Company's Common Stock in lieu of all or a portion of the compensation they receive for membership on the Board of Directors and committees thereof. The Board of Directors has reserved 150,000 shares of the Company's Common Stock for purchase pursuant to the

Deferred Stock Plan. A description of the Deferred Stock Plan appears below. A copy of the Deferred Stock Plan is attached to this proxy statement as Exhibit A and the description contained herein is qualified in its entirety by reference to the complete text of the Deferred Stock Plan. Capitalized terms used below not otherwise defined herein shall have the meaning ascribed to them in the Deferred Stock Plan.

BACKGROUND

    The purpose of the Deferred Stock Plan is to attract, retain and motivate its non-employee Directors. The Company believes that because of the highly competitive market for outside director talent, the best interests of the Company and its shareholders will be served by the availability of the Plan for its non-employee Directors, which currently total approximately five in number. The JLL Designees are not participants in the Deferred Stock Plan.

ADMINISTRATION

    The Deferred Stock Plan shall be administered by the Committee or such other committee or individual as may be designated by the Board of Directors. The Committee shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Committee in the administration of the Deferred Stock Plan shall be final and conclusive.

PARTICIPATION

    Each member of the Board of Directors who is not a regular employee of the Company or any of its subsidiaries shall be eligible to participate in the Plan. If a Director subsequently becomes an employee of the Company or any of its subsidiaries, the Director shall continue as a Participant with respect to fees previously deferred and cease to be eligible with respect to any future fees earned while an employee.

DESCRIPTION OF THE PLAN

    A Participant may elect to reduce all or part of the cash compensation otherwise payable for services to be rendered by him or her as a director (including the annual retainer fee and any fees payable for services on the Board or Directors or any committee thereof) and to receive in lieu thereof shares of Common Stock. Any such election (a) shall be in writing, (b) shall specify an amount of such compensation to be received in the form of Common Stock, (c) shall be made at least six months prior to the start of the calendar year for which fees would otherwise be paid and (d) may not be revoked or changed thereafter except as to compensation for services rendered at least six months after any such election to revoke or change is made in writing. In the case of a newly elected Participant, the Company shall hold such deferred fees, if elected by the Participant, and credit them to his account six months following his deferral election. With respect to fees paid in Fiscal 1995, elections were effective for any fees paid on the date the election was made and will be credited to the Participant on the date on which the stockholders of the Company approve the Plan. An election by a Participant shall be deemed to be continuing and therefore applicable to future fees unless the Participant revokes or changes his election by filing a new election form six months prior to the date such fees would be paid.

    The Company will establish a stock unit account (the "Account") for each Participant. All fees deferred pursuant to the Plan shall be credited as stock units to the Participant's Account on the date the fees would have otherwise been paid. The stock units will be converted into Common Stock on a one-for-one basis upon termination of a non-employee director's status as a Participant.

    A Participant may elect to receive all or a portion, in twenty-five percent (25%) increments, of his or her fees in stock. A Participant may also elect to have all stock units held in his or her Account be converted into Common Stock in either a lump sum or substantially equal annual installments over a period not to exceed ten (10) years. If upon a lump sum distribution or final distribution of an installment, less than one whole stock unit is credited to a Participant's Account, cash will be paid in lieu of fractional shares on the date of such distribution. See "Termination and Amendment."

    If a Participant elects to receive Common Stock, there shall be credited to the Participant's Account on the date fees would otherwise be paid a number of stock units equal to the amount of such compensation divided by the fair market value of the Common Stock. In the case of an election with respect to 1995 fees, the value of Common Stock to be purchased through deferred fees was determined as of the date the election is made. To the extent that the application of the foregoing formula would result in fractional shares of Common Stock being issuable, cash will be paid to the Participant in lieu of such fractional shares based upon the value established pursuant to such formula.

ATTRIBUTES OF STOCK UNITS

    Any cash dividends paid by the Company shall be credited to a Participant's Account as additional Common Stock units equal to (i) dividends payable with respect to Common Stock units held in the Participant's Account as of the close of business on the record date for such dividend, divided by (ii) the fair market value of the Common Stock on such dividend payment date.

    Common Stock units shall at all times be maintained by the Company as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company. As a result, the interest of each Participant in any fees deferred under the Plan will be that of a general unsecured creditor and therefore can be lost until converted to Common Stock.

    Participants have no rights as shareholders, including voting rights, until stock units are converted to actual shares. Stock units are not be transferable by a Participant except by will or the law of descent and distribution.

ADJUSTMENTS

    The maximum number of shares of Common Stock that may be purchased under the Plan is 150,000; provided, however, that if the Company shall at any time increase or decrease the number of its outstanding shares of Common Stock or change in any way the rights and privileges of such shares by means of a payment of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, reverse stock split, subdivision, consolidation, combination, reclassification or recapitalization involving Common Stock, then the numbers, rights and privileges of the shares issuable under the Plan shall be increased, decreased or changed in a like manner.

    Upon the occurrence of certain events which cause the amount of fees actually paid during a Plan year to differ from the amount of fees credited to a Participant's Account, the Company shall make appropriate adjustments to each Participant's Account to reflect such events.

TERMINATION AND AMENDMENT

    Unless earlier terminated by action of the Board of Directors or the Committee, the Plan will remain in effect until the earlier of (i) such time as no Common Stock remain available for delivery under the Plan and the Company has no further rights or obligations under the Plan, or (ii) April 26, 2000. No termination of the Plan shall materially and adversely effect the rights or obligations of any person without his or her consent with respect to any shares of Common Stock theretofore earned and issuable under the Plan.

    The Plan may be amended at any time and from time to time by resolution of the Board of Directors as it shall deem advisable; provided, however, that no amendment shall become effective without stockholder approval if such stockholder approval is required by law, rule or regulation.

NEW PLAN BENEFITS

    Since none of the named executive officers, the executive group or the non-executive officer employer group are entitled to participate in the Deferred Stock Plan, they will receive no benefits under the Plan. All current Directors who are not executive officers (the "Non-Executive Director Group") are eligible to participate in the Plan; however, the JLL Designees do not participate in the Plan. It is not possible to determine the benefits or amounts that will be received by the Non-Executive Director Group who participate in the Plan. However, since the plan has been in place since April 1995, a total of 12,476.178 stock units with a value of $98,249.90 have been allocated to the accounts of the Non-Executive Director Group Participants.

    To be adopted, the Deferred Stock Plan must be approved by the holders of a majority of the shares of Common Stock present at the meeting. Management believes that all of the shares of Common Stock held by JLL and Airlie will be voted in favor of the Deferred Stock Plan.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

            PROPOSAL IV. AMENDMENTS TO THE 1992 STOCK INCENTIVE PLAN

    The Board of Directors has approved three amendments to the Stock Incentive Plan as follows:

    1.  Section XI.7 is hereby amended to read as follows:

        "Section XI.7 CHANGE OF CONTROL. Awards granted under the Plan to any Participant may, in the discretion of the Committee, provide that (a) such Awards shall be immediately vested, fully earned and exercisable, as appropriate, upon a Change of Control Event, or (b) such Awards shall be immediately vested, fully earned and exercisable, as appropriate, upon the termination of such Participant's employment with the Corporation or any Subsidiary within the two (2) year period following a Change of Control Event, except as provided in Section XI.6 or as otherwise provided in any employment contract or similar agreement between such Participant and Corporation, and (c) the Corporation shall, within the three (3) month period immediately following such termination of employment, make full payment to each such Participant with respect to any Performance Share Award or Other Incentive Award, deliver certificates to such Participant with respect to each Restricted Stock Award, and permit the exercise of Options, respectively, granted hereunder to such Participant."

    2.  Section IV.1(a) is amended to read as follows:

          "(a) subject to Article X, the aggregate number of shares of Common Stock made subject to the Award of Options to any Participant in any fiscal year of the Company may not exceed 150,000."

    3.  Section II.4 is amended to read as follows:

          "(e) whether such transaction results in a Change of Control Event pursuant to subparagraphs (a) or (d) above or not, the following events shall be deemed a Change of Control Event: (i) a transaction or series of transactions pursuant to which Joseph Littlejohn & Levy Fund, L.P., transfer all of its beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) in the capital stock of the Corporation to any other person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
    Act), or (ii) all of the outstanding capital stock of the Corporation is acquired by any person or group in one or more related transactions."

    Currently, the Stock Incentive Plan only permits the Committee to provide that awards under the Stock Incentive Plan will be immediately vested, fully earned and exercisable if a participant's employment is terminated within the two-year period following a "Change of Control Event" (as defined in the Stock Incentive Plan). The purpose of the foregoing amendment to Section XI.7 is to provide the Committee with additional power. If the amendment is approved, the Committee may also in its discretion provide for the immediate vesting of awards upon a Change of Control Event and not require the additional condition of termination within two years following such event. If the amendment is approved, the Company intends to amend all existing option agreements which do not currently provide for automatic vesting upon a Change of Control Event to provide for such automatic vesting and delete the additional condition requiring termination within two years following such Event.

    The purpose of the foregoing amendment to Section IV.1(a) is to qualify the compensation attributable to the grant of options under the Stock Incentive Plan under Section 162(m) of the Code. See "Report of Compensation Committee of the Board of Directors -- Deduction Limitation on Executive Compensation". Regulations adopted under Section 162(m) of the Code require a per participant limitation on the number of options which can be granted under a plan such as the Stock Incentive Plan in order to permit the Company to deduct any amounts attributable to option exercises by certain executive officers whose compensation exceeds $1 million in any fiscal year, as to future grants.

    The purpose of the foregoing amendment to Section II.4(e) is to clarify the definition of "Change of Control Event" under the Stock Incentive Plan. There may be instances where the two events specified in the Amendment would not constitute Change of Control Events under the current provisions of the Stock Incentive Plan, and the Board of Directors believes that such events should constitute a change of control of the Company. Accordingly, the Board of Directors has decided to amend the Stock Incentive Plan to specify that (i) a transfer by JLL of all of its beneficial ownership to a new owner of the Company's capital stock and (ii) an acquisition of all of the Company's outstanding capital stock will be deemed to be Change of Control Events. Where applicable, the Company intends to make conforming changes to the term "Change of Control" in all current Transition Employment Agreements and to the term "Change of Control Event" in all current option agreements.

    To be adopted, the amendments to the 1992 Stock Incentive Plan must be approved by the holders of a majority of the shares of Common Stock present at the meeting. Management believes that all of the shares of Common Stock held by JLL and Airlie will be voted in favor of the foregoing amendments to the Stock Incentive Plan.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

           PROPOSAL V. APPROVAL OF THE ASSOCIATE STOCK PURCHASE PLAN

    The Board of Directors has approved, adopted and seeks the approval of the stockholders of the Foodbrands America, Inc. Associate Stock Purchase Plan (the "Stock Purchase Plan"). A description of the Stock Purchase Plan appears below. A copy of the Stock Purchase Plan is attached to this proxy statement as Exhibit B and the description contained herein is qualified in its entirety by reference to the complete text of the Stock Purchase Plan. Capitalized terms used below not otherwise defined herein shall have the meaning ascribed to them in the Stock Purchase Plan.

    The Stock Purchase Plan, which offers eligible employees the opportunity to purchase Common Stock through payroll deductions, is intended to encourage participation in the ownership and economic progress of the Company. Eligible employees are those employed by the Company continuously for six months prior to the applicable granting date and whose customary employment is more than 20 hours per week and more than five months in any calendar year. Substantially all salaried and hourly employees, totalling approximately 3,135, will be eligible to participate in the Stock Purchase Plan.

ADMINISTRATION

    The Stock Purchase Plan is administered by the Committee. The Board of Directors may from time to time adopt amendments to the Stock Purchase Plan consistent with Sections 421 and 423 of the Code without the approval of the Company's stockholders; provided, unless stockholder approval is obtained, no such amendment may increase the number of shares that may be issued under the Stock Purchase Plan or change the class of associates eligible to participate. The Board of Directors may terminate the Stock Purchase Plan at any time and such action will result in a refund to the participants of the sums credited to their accounts plus interest on the average balance in the Accounts at the rate of 5% per annum. Unless sooner terminated, the Stock Purchase Plan will terminate on June 30, 2001.

ISSUANCE OF OPTIONS

    One hundred thousand (100,000) shares of the Company's authorized but unissued Common Stock have been set aside for purchase under the Stock Purchase Plan. An eligible employee may elect to participate in the Stock Purchase Plan by executing an Option Agreement authorizing payroll deductions from such participant's basic compensation in an amount equal to either 1%, 2% or 3% of such compensation. A participant's basic compensation, which excludes any form of extraordinary compensation such as overtime, prizes, bonuses, commissions, reimbursed relocation expenses and the like, is determined as of the date which is one month prior to the applicable granting date and will be annualized for purposes of the Stock Purchase Plan. Increases but not decreases in a participant's basic compensation occurring after the date of determination will be disregarded for the purchase period for which such calculation was made.

    The Stock Purchase Plan fixes, as of each of the granting dates, the maximum number of shares of Common Stock each participant will be entitled to purchase on the applicable exercise date. Such maximum shares allotment, as defined in the Stock Purchase Plan, is determined by dividing the sum of each participant's anticipated contribution by 90% of the fair market value of a share of the Common Stock as determined on the applicable granting date. For example, a participant with a basic compensation of $20,000 who enrolls in the Stock Purchase Plan for the First Purchase Period prior to the 1996 Granting Date, electing a 3% payroll deduction, will have an anticipated contribution of $600 to the Stock Purchase Plan by the First Exercise Date ($20,000 X 3% per year). Assuming the fair market value of a share of the Common Stock is $16 on the 1996 Granting Date, the maximum number of shares a participant can purchase will be: the anticipated contribution ($600) divided by 90% of the fair market value of the Common Stock ($14.40) or 41 shares. The Fair Market Value of the Common
Stock as of April 1, 1996, was $     per share.

    If on any granting date there are insufficient uncommitted shares available for stock options out of the 100,000 shares reserved for the Stock Purchase Plan (as a result of prior purchases under the Stock Purchase Plan), the contemplated next purchase period or periods may be cancelled. Stock issued under the Stock Purchase Plan shall not exceed 100,000 shares, and if there is an over-subscription by participants of the remaining shares set aside for the Stock Purchase Plan on any granting date, a proportionate reduction will be made for that purchase period.

EXERCISE OF OPTIONS

    The Option Price of the Common Stock to be purchased under any purchase period will be the lower of 90% of the fair market value of such stock on the applicable granting date or 90% of the fair market value of such stock on the applicable exercise date, provided, however, the Option Price will not be lower than the par value of the Common Stock. The number of shares purchased at the end of each purchase period, which may not exceed the maximum shares allotment computed under the Stock Purchase Plan for each participant on the applicable granting date, will be determined under the following formula:

Account Balance
--------------   = Total Stock Entitlement
Option Price

    Only whole shares of Common Stock will be issued. Stock issued under the Stock Purchase Plan will not exceed 100,000 shares subject to certain adjustments to prevent the possible dilution of participants' interests. Participants are protected against dilution in the event of a recapitalization, stock split, merger, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction by an appropriate adjustment being made to the aggregate number of shares reserved for purchase under the Stock Purchase Plan, to the maximum number of shares to which a participant will be entitled, and to the Option Price per share, except that upon a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving or the resulting corporation, the Stock Purchase Plan will terminate. Any option granted pursuant to the Stock Purchase Plan will terminate upon the effective date of such dissolution, liquidation, merger or consolidation, and the balance of each participant's Account will be refunded.

TAX ASPECTS

    The Company has been advised by its counsel with respect to the federal income tax aspects of options granted under the Stock Purchase Plan as follows:

        Stock options granted under the Stock Purchase Plan will qualify as options granted under an "employee stock purchase plan" as defined in
    Section 423 of the Code and will be taxed in accordance with Sections 421 and 423 thereof and the regulations issued thereunder. The grant of an option to an employee pursuant to the terms of the Stock Purchase Plan will be without federal income tax consequences to the Company and the employee, and the exercise of an option (options are deemed exercised if an employee is a participant on any exercise date) would result in neither taxable income to an employee nor a deduction to the Company, provided the employee does not dispose of the shares within two years after the date of the grant of the option and within one year after the transfer to him of the shares of Common Stock represented by the option. If a disposition occurs within either of said periods, the employee may realize ordinary income on part or all of the gain and the Company will be entitled to a deduction for the amount taxed to the employee as ordinary income. If an employee holds the shares acquired under the option for the required time and a disposition or the employee's death occurs thereafter, the employee will realize ordinary income on the excess of (i) the lesser of the fair market value of the shares on the participant's applicable granting date, the disposition date, or the date of the employee's death, over (ii) his Option Price, and the Company will not be entitled to a deduction for such amount. In such event, any additional gain realized as the result of the disposition will be taxed on the participant as a capital gain under the Code.

NEW PLAN BENEFITS

    Since participation in the Stock Purchase Plan is at the election of the participant, the dollar value and number of options granted are not determinable with respect to the named executive officers, the executive group or the non-executive officer employee group. The non-employee director group cannot participate in the Stock Purchase Plan.

    To be adopted, the Stock Purchase Plan must be approved by the holders of a majority of the shares of Common Stock present at the meeting. Management believes that all of the shares of Common Stock held by JLL and Airlie will be voted in favor of the Stock Purchase Plan.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                         COMPLIANCE WITH SECTION 16(A)

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that companies, directors and executive officers, and persons who own more than 5% of common stock, to file with the Securities and Exchange Commission and the NYSE initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock of the company. Said persons are also required by applicable regulations to furnish the company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed, during 1995 all
Section 16(a) filings requirements were complied with except for one late filing by Mr. Bynum, an officer of the Company.

                       DEADLINE FOR STOCKHOLDER PROPOSALS

    December 9, 1996, is the date by which proposals of the stockholders of the Company intended to be presented at the annual meeting of stockholders of the Company in 1997 must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                              INDEPENDENT AUDITORS

    Representatives of Coopers & Lybrand will be present at the Annual Meeting and will be available to respond to appropriate questions, with an opportunity to make a statement if they so desire. The Audit Committee will select the Company's independent auditors for fiscal 1996 in September 1996.

                                 OTHER MATTERS

    Management does not know of any matters to be brought before the Annual Meeting other than as set forth in the notice thereof. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy solicited to vote such proxy in accordance with their judgment on such matters.

                            SOLICITATION OF PROXIES

    The expenses of the solicitation of proxies for the Annual Meeting, including the cost of mailing, will be borne by the Company. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies from stockholders by telephone, telegram or personal interview. Such persons will receive no additional compensation for such services. In addition, the Company intends to request persons holding stock in their name as custodian, or in the name of a nominee, to send proxy materials to their principals and request authority for the execution of the proxies, and the Company will reimburse such persons for their expense in doing so.

                           ANNUAL REPORT ON FORM 10-K

    The Company's Annual Report on Form 10-K, including the financial statements and the financial schedules, excluding exhibits thereto, as filed with the Securities and Exchange Commission for Fiscal 1995 is available at no charge to Stockholders upon written request to the undersigned. The financial statements of the Company for Fiscal 1995 and other information were sent to Stockholders as a part of the Annual Report to Stockholders.

                                          By Order of the Board of Directors,

                                          Bryant P. Bynum
                                          CORPORATE SECRETARY

Dated:  Oklahoma City, Oklahoma
        April 4, 1996

                                   EXHIBIT A
                            FOODBRANDS AMERICA, INC.
                            NON-EMPLOYEE DIRECTORS'
                        DEFERRED STOCK COMPENSATION PLAN

                                   ARTICLE I
                           PURPOSE AND EFFECTIVE DATE

    1.1 PURPOSE. The Foodbrands America, Inc. Non-Employee Directors' Deferred Stock Compensation Plan (the "Plan") is intended to advance the interests of the Company and its shareholders by providing a means to attract and retain highly-qualified persons to serve as non-employee Directors and to promote ownership by non-employee Directors of a greater proprietary interest in the Company, thereby aligning such Directors' interests more closely with the interests of shareholders of the Company.

    1.2 EFFECTIVE DATE. This Plan shall become effective April 27, 1995 subject to approval of the shareholders of the Company by the affirmative vote of a majority of Shares present, or represented, and entitled to vote on the subject matter, at the 1996 Annual Meeting of Shareholders of the Company at which a quorum is present or by a written consent of the holders of a majority of the Company's then outstanding Shares.

                                   ARTICLE II
                                  DEFINITIONS

    The following terms shall be defined as set forth below:

    2.1 "Board" means the Board of Directors of the Company.

    2.2 "Committee" means the Compensation Committee of the Board.

    2.3 "Company" means Foodbrands America, Inc., a Delaware corporation, or any successor thereto.

    2.4 "Deferral Date" means the date Fees would otherwise have been paid to the Participant.

    2.5 "Director" means any individual who is a member of the Board.

    2.6 "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act include rules thereunder and successor provisions and rules thereto.

    2.7 "Fair Market Value" means the closing sales price for the Shares on the relevant date, or (if there were no sales on such date) the closing sales price on the nearest day before or the nearest day after the relevant date, as reported in The Wall Street Journal or a similar publication selected by the Committee.

    2.8 "Fees" means all or part of any retainer and/or fees payable to a non-employee Director in his or her capacity as a Director.

    2.9 "Participant"  means  a  non-employee Director  who  defers  Fees  under
Article VI of this Plan.

    2.10 "Reconciliation Events" means certain events which cause the amount of Fees actually paid during a Plan year to differ from the amount of Fees credited pursuant to Section 6.4, including, but not limited to, the following: an increase or decrease in Fees paid, additional meetings held, missed attendance at certain meetings, newly elected directors and Terminations of Service which occur prior to the end of the Plan year.

    2.11 "Secretary" means the Corporate Secretary or any Assistant Corporate Secretary of Foodbrands America, Inc.

    2.12 "Shares" means shares of the common stock of Foodbrands America, Inc., par value $.01 per share, or of any successor corporation or other legal entity adopting this Plan.

    2.13 "Stock Units" means the credits to a Participant's Stock Unit Account under Article VI of this Plan, each of which represents the right to receive one Share upon settlement of the Stock Unit Account.

    2.14 "Stock Unit Account" means the bookkeeping account established by the Company pursuant to Section 6.4.

    2.15 "Termination  Date" means  the  date the  Plan terminates  pursuant  to
Section 12.8.

    2.16 "Termination of Service" means termination of service as a Director in any of the following circumstances:

        (a) Where the Participant voluntarily resigns or retires;

        (b) Where the Participant is not re-elected (or elected in the case of an appointed Director) to the Board by the shareholders; or

        (c) Where the Participant dies.

                                  ARTICLE III
                        SHARES AVAILABLE UNDER THE PLAN

    Subject to adjustment as provided in Article X, the maximum number of Shares that may be distributed in settlement of Stock Unit Accounts under this Plan shall not exceed 150,000. Such Shares may include authorized but unissued Shares or treasury Shares.

                                   ARTICLE IV
                                 ADMINISTRATION

    4.1 This Plan shall be administered by the Board's Compensation Committee, or such other committee or individual as may be designated by the Board. Notwithstanding the foregoing, no Director who is a Participant under this Plan shall participate in any determination relating solely or primarily to his or her own Shares, Stock Units or Stock Unit Account.

    4.2 It shall be the duty of the Committee to administer this Plan in accordance with its provisions and to make such recommendations of amendments or otherwise as it deems necessary or appropriate.

    4.3 The Committee shall have the authority to make all determinations it deems necessary or advisable for administering this Plan, subject to the limitations in Section 4.1 and other explicit provisions of this Plan.

                                   ARTICLE V
                                  ELIGIBILITY

    5.1 Each Director who is not an employee of the Company shall be eligible to defer Fees under Article VI of this Plan.

    5.2 If such Director subsequently becomes an employee of the Company (or any of its subsidiaries), but does not incur a Termination of Service, such Director shall (a) continue as a Participant with respect to Fees previously deferred and
(b) cease eligibility with respect to all future Fees, if any, earned while an employee.

                                   ARTICLE VI
                  DEFERRAL ELECTIONS IN LIEU OF CASH PAYMENTS

    6.1 GENERAL RULE. Each Director may, in lieu of receipt of Fees, defer such Fees in accordance with this Article VI, provided that such Director is eligible under Article V of this Plan to defer such Fees at the date any such Fees are otherwise payable.

    6.2 TIMING OF ELECTION. Each eligible Director who wishes to defer Fees under this Plan must make an irrevocable written election at least six (6) months prior to the start of the calendar year for which the Fees would otherwise be paid; provided, however, that with respect to (a) any election made by a newly-elected or appointed Director ("New Director Elections") and (b) any elections made by Directors with respect to Fees paid in 1995 ("1995 Elections"), the following special rules shall apply: (i) with respect to any New Director Elections, the Company shall hold such deferred Fees (without interest) and credit them pursuant to Section 6.4 on or as of the date which follows by six months such deferral election and (ii) with respect to any 1995 Elections, such elections shall be effective for any Fees paid on the date the election was made and the Company shall hold such deferred Fees (without interest) and credit them pursuant to Section 6.4 on or as of the date on which the shareholders of the Company approve the Plan in accordance with Section 1.2; provided, however, the Fair Market Value used to determine the number of Stock Units to be credited shall be the Fair Market Value as of the date the election was made. An election by a Director shall be deemed to be continuing and therefore applicable to Fees to be paid in future years unless the Director revokes or changes such election by filing a new election form by the due date for such form specified in this Section 6.2.

    6.3 FORM OF ELECTION. An election shall be made in a manner satisfactory to the Secretary. Generally, an election shall be made by completing and filing the specified election form with the Secretary of the Company within the period described in Section 6.2. At minimum, the form shall require the Director to specify the following:

        (a) a percentage (in 25% increments), not to exceed an aggregate of 100% of the Fees to be deferred under this Plan; and

        (b) the manner of settlement in accordance with Section 7.2.

    6.4 ESTABLISHMENT OF STOCK UNIT ACCOUNT. The Company will establish a Stock Unit Account for each Participant. All Fees deferred pursuant to this
Article VI shall be credited to the Participant's Stock Unit Account as of the Deferral Date and converted to Stock Units as follows: The number of Stock Units shall equal the deferred Fees divided by the Fair Market Value of a Share on the Deferral Date, with fractional units calculated to three (3) decimal places.

    6.5 CREDIT OF DIVIDEND EQUIVALENTS. As of each dividend payment date with respect to Shares, each Participant shall have credited to his or her Stock Unit Account an additional number of Stock Units equal to: the per-share cash dividend payable with respect to a Share on such dividend payment date multiplied by the number of Stock Units held in the Stock Unit Account as of the close of business on the record date for such dividend divided by the Fair Market Value of a Share on such dividend payment date. If dividends are paid on Shares in a form other than cash, then such dividends shall be notionally converted to cash, if their value is readily determinable, and credited in a manner consistent with the foregoing and, if their value is not readily determinable, shall be credited "in kind" to the Participant's Stock Unit Account.

    6.6 RECONCILIATIONS. Since the Company will pay Fees in advance as of January 1 for each Plan year, except for 1995 Fees, the remainder of which will be paid as of the effective date of the Plan, Reconciliation Events may occur. The Company shall record all Reconciliation Events and, as soon as reasonably practicable after the end of each Plan year or after a Termination of Service, make appropriate adjustments to each Participant's Stock Unit Account to reflect such Reconciliation Events; provided, however, the Fair Market Value used to determine such adjustments shall be the same Fair Market Value used to determine the number of Stock Units credited to such Participant's Stock Unit Account at the beginning of the Plan year in which such Reconciliation Events occurred.

                                  ARTICLE VII
                           SETTLEMENT OF STOCK UNITS

    7.1 SETTLEMENT OF ACCOUNT. The Company will settle a Participant's Stock Unit Account in the manner described in Section 7.2 as soon as administratively feasible following the earlier of (i) notification of such Participant's Termination of Service or (ii) the Termination Date.

    7.2 PAYMENT OPTIONS. An election filed under Article VI shall specify whether the Participant's Stock Unit Account is to be settled by delivering to the Participant (or his or her beneficiary) the number of Shares equal to the number of whole Stock Units then credited to the Participant's Stock Unit Accounts, in (a) a lump sum, or (b) substantially equal annual installments over a period not to exceed ten (10) years. If, upon lump sum distribution or final distribution of an installment, less than one whole Stock Unit is credited to a Participant's Stock Unit Account, cash will be paid in lieu of fractional shares on the date of such distribution.

    7.3  CONTINUATION  OF DIVIDEND EQUIVALENTS.   If payment  of Stock Units  is
deferred and paid in installments, the Participant's Stock Unit Account shall continue to be credited with dividend equivalents as provided in Section 6.5.

    7.4 IN KIND DIVIDENDS. If any "in kind" dividends were credited to the Participant's Stock Unit Account under Section 6.5, such dividends shall be payable to the Participant in full on the date of the first distribution of Shares under Section 7.2.

                                  ARTICLE VIII
                                UNFUNDED STATUS

    The interest of each Participant in any Fees deferred under this Plan (and any Stock Units or Stock Unit Account relating thereto) shall be that of a general creditor of the Company. Stock Unit Accounts, and Stock Units (and, if any, "in kind" dividends) credited thereto, shall at all times be maintained by the Company as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company.

                                   ARTICLE IX
                           DESIGNATION OF BENEFICIARY

    Each Participant may designate, on a form provided by the Committee, one or more beneficiaries to receive the Shares described in Section 7.2 in the event of such Participant's death. The Company may rely upon the beneficiary designation last filed with the Committee, provided that such form was executed by the Participant or his or her legal representative and filed with the Committee prior to the Participant's death.

                                   ARTICLE X
                             ADJUSTMENT PROVISIONS

    In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, or similar corporate transaction or event affects Shares such that an adjustment is determined by the Board or Committee to be appropriate to prevent dilution or enlargement of Participants' rights under this Plan, then the Board or Committee will, in a manner that is proportionate to the change to the Shares and is otherwise equitable, adjust the number or kind of Shares to be delivered upon settlement of Stock Unit Accounts under Article VII.

                                   ARTICLE XI
                           COMPLIANCE WITH RULE 16B-3

    Subject to Section 6.2, it is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 under the Exchange Act in connection with the deferral of Fees. Thus, other provisions of this Plan notwithstanding, if any deferral of Fees would occur less than six (6) months after the Participant filed an irrevocable election which would result in such deferral and at a time that the Company's employee benefit plans are being operated in conformity with Rule 16b-3 as adopted and in effect, such deferral election may be modified in a manner consistent with the special rule described in Section 6.2 or in any other manner consistent with Rule 16b-3 as then applicable to any transaction by a Participant subject to Section 16 of the Exchange Act, or would cause any Participant or Director to no longer be deemed a "disinterested person" within the meaning of Rule 16b-3, such provision will be construed or deemed amended to the extent necessary to conform to such requirements with respect to such Participant or Director.

                                  ARTICLE XII
                               GENERAL PROVISIONS

    12.1   NO RIGHT TO  CONTINUE AS A DIRECTOR.   Nothing contained in this Plan
will confer upon any Participant any right to continue to serve as a Director.

    12.2 NO SHAREHOLDER RIGHTS CONFERRED. Nothing contained in this Plan will confer upon any Participant any rights of a shareholder of the Company unless and until Shares are in fact issued or transferred to such Participant in accordance with Article VII.

    12.3 CHANGE TO THE PLAN. The Board may amend, alter, suspend, discontinue, extend, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Company's shareholders at the next annual meeting of shareholders having a record date after the date such action was taken if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board determines in its discretion to seek such shareholder approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any Stock Units credited to his or her Stock Unit Account; and provided, however, that any "plan provision" referred to in Rule 16b-3(c)(2)(ii)(B) under the Exchange Act, shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code or the Exchange Act or the rules thereunder.

    12.4  CONSIDERATION;  AGREEMENTS.   The consideration for  Shares issued  or
delivered in lieu of payment of Fees will be the Director's service during the period to which the Fees paid in the form of Shares related.

    12.5 COMPLIANCE WITH LAWS AND OBLIGATIONS. The Company will not be obligated to issue or deliver Shares in connection with this Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other laws, regulations, or contractual obligations of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares delivered under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

    12.6 LIMITATIONS ON TRANSFERABILITY. Stock Units and any other right under the Plan that may constitute a "derivative security" as generally defined in Rule 16a-1(c) under the Exchange Act will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated beneficiary in the event of a Participant's death); provided, however, that such rights may be transferred to one or more trusts or other beneficiaries during the lifetime of the Participant in connection with the Participant's estate planning, but only if and to the extent then permitted under Rule 16b-3 and consistent with the registration of the offer and sale of Shares on Form S-8 or a successor registration form of the Securities and Exchange Commission. Stock Units and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors.

    12.7 GOVERNING LAW. The validity, construction, and effect of the Plan and any agreement hereunder will be determined in accordance with the Delaware General Corporation Law, to the extent applicable, other laws (including those governing contracts) of the State of Oklahoma, without giving effect to principles of conflicts of laws, and applicable federal law.

    12.8 PLAN TERMINATION. Unless earlier terminated by action of the Board or Executive Committee of the Board, the Plan will remain in effect until the earlier of (i) such time as no Shares remain available for delivery under the Plan and the Company has no further rights or obligations under the Plan or (ii) April 26, 2000.

                                   EXHIBIT B

             FOODBRANDS AMERICA, INC. ASSOCIATE STOCK PURCHASE PLAN

                          Effective Date: July 1, 1996

             FOODBRANDS AMERICA, INC. ASSOCIATE STOCK PURCHASE PLAN

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               -----
ARTICLE I          NAME AND PURPOSE OF PLAN...............................................................           1
       1.1         Name of Plan...........................................................................           1
       1.2         Purpose................................................................................           1
ARTICLE II         DEFINITIONS............................................................................           1
       2.1         Definitions............................................................................           1
       2.2         Construction...........................................................................           3
ARTICLE III        FUNDING AND EARLY WITHDRAWAL OF ACCOUNTS...............................................           3
       3.1         Stock Purchase Accounts................................................................           3
       3.2         Participant's Contributions............................................................           3
       3.3         Continued Participation; Voluntary Withdrawal from Plan................................           4
       3.4         Withdrawal by Terminating Participant..................................................           4
       3.5         Reparticipation........................................................................           4
       3.6         Interest Accrual.......................................................................           4
ARTICLE IV         EXERCISE OF STOCK OPTION...............................................................           4
       4.1         Exercise...............................................................................           4
       4.2         Amount of Shares of Stock..............................................................           4
       4.3         Distribution...........................................................................           5
       4.4         Issuance of Shares; Stock Certificates.................................................           5
ARTICLE V          MAXIMUM SHARES OF STOCK AVAILABLE......................................................           5
       5.1         Maximum Number of Shares Allocable to Participants.....................................           5
       5.2         Availability of Stock of Withdrawing Participants......................................           5
       5.3         Maximum Authorized Shares..............................................................           6
       5.4         Termination of Offering for the Second and Subsequent Purchase Periods.................           6
ARTICLE VI         ADMINISTRATION.........................................................................           6
       6.1         Appointment of Committee...............................................................           6
       6.2         Committee Powers and Duties............................................................           6
       6.3         Committee to Make Rules and Interpret Plan.............................................           6
ARTICLE VII        AMENDMENT OF THE PLAN..................................................................           6
ARTICLE VIII       RECAPITALIZATION AND EFFECT OF CERTAIN TRANSACTIONS....................................           6
       8.1         Stock Adjustments......................................................................           6
       8.2         Effect of Certain Transactions.........................................................           7
ARTICLE IX         MISCELLANEOUS..........................................................................           7
       9.1         Notices................................................................................           7
       9.2         Application of the Funds...............................................................           7
       9.3         Repurchase of Stock....................................................................           7
       9.4         Alternate Contribution Methods.........................................................           7
       9.5         Nonassignability.......................................................................           7
       9.6         Government Regulation..................................................................           8
       9.7         Effective Date of Plan.................................................................           8
       9.8         Termination of Plan....................................................................           8
       9.9         No Obligations to Exercise Stock Option................................................           8
      9.10         Right to Continued Employment..........................................................           8
      9.11         Reliance on Reports....................................................................           8
      9.12         Applicable Law.........................................................................           8
      9.13         Construction...........................................................................           8

             FOODBRANDS AMERICA, INC. EMPLOYEE STOCK PURCHASE PLAN
                                   ARTICLE I
                            NAME AND PURPOSE OF PLAN

    1.1   NAME OF PLAN.   This Plan shall be  known as: Foodbrands America, Inc.
Associate Stock Purchase Plan.

    1.2 PURPOSE. The Foodbrands America, Inc. Employee Stock Purchase Plan, by offering Employees the opportunity to purchase the Company's Stock through payroll deductions, is intended to encourage participation in the ownership and economic progress of the Company. Employees may only be granted Stock Options to purchase Stock. Except as otherwise provided in the Plan, by reason of their employment relationship with the Company and/or the Employer, all Employees of all Employers will be eligible to participate in the Plan.

                                   ARTICLE II
                                  DEFINITIONS

    2.1 DEFINITIONS. Where the following capitalized words and phrases appear in either a singular or plural form in this instrument, they shall have the respective meanings set forth below unless a different context is clearly expressed herein.

        (a)  ACCOUNT AND ACCOUNT BALANCE:

           (i) The word "Account" shall mean the record established and maintained to record the interest in the Plan of each Participant in accordance with Article III.

           (ii) The words "Account Balance" shall mean the credited balance standing in a Participant's Account from time to time.

        (b) BOARD: The word "Board" shall mean the Board of Directors of the Company.

        (c)   CODE:   The word  "Code" shall  mean the Internal  Revenue Code of
    1986, as amended from time to time.

        (d)   COMMITTEE:   The  word  "Committee" shall  mean  the  Compensation
    Committee of the Board referred to in Article VI.

        (e) COMPANY: The word "Company" shall mean Foodbrands America, Inc., a Delaware corporation.

        (f) EMPLOYEE: The word "Employee" shall mean any person employed by the Employer on the basis of an employer-employee relationship who receives remuneration for personal services rendered to the Employer.

        (g)   EMPLOYER:   The  word "Employer"  shall mean  the Company  and any
    Subsidiary of the Company.

        (h) EXERCISE DATE: The words "Exercise Date" shall mean June 30 of any year during which the Plan is in existence, being June 30, 1997, 1998, 1999, 2000 and 2001.

        (i) FAIR MARKET VALUE: The words "Fair Market Value" shall mean (A) during such time as the Stock is listed upon the New York Stock Exchange or other exchanges or the NASDAQ/National Market System, the closing price of the Stock on such stock exchange or exchanges or the NASDAQ/ National Market System on the day for which such value is to be determined, or if no sale of the Stock shall have been made on any such stock exchange or the NASDAQ/National Market System that day, on the next preceding day on which there was a sale of such Stock or (B) during any such time as the

    Stock is not listed upon an established stock exchange or the NASDAQ/National Market System, the mean between dealer "bid" and "ask" prices of the Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc.

        (j) GRANTING DATE: The words "Granting Date" shall mean the beginning of each applicable Purchase Period, being July 1, 1996, 1997, 1998, 1999 and 2000.

        (k) OPTION AGREEMENT: The words "Option Agreement" shall mean an agreement to be executed by the Participant and the Company, which shall comply with the terms of the Plan and shall be in such form as the Committee agrees upon from time to time.

        (l) OPTION PRICE: The words "Option Price" shall mean the price which shall be paid by the Participant from his Account for any Stock purchased on an applicable Exercise Date pursuant to any Stock Option granted to such Participant; provided, such option price shall be the lesser of:

           (i) 90% of the per share Fair Market Value on the Granting Date of the Purchase Period applicable to such Participant; or

           (ii) 90% of the per share Fair Market Value on the applicable Exercise Date.

    Provided, in no event shall the Option Price per share be less than the par value of the Stock.

        (m) PARTICIPANT: The word "Participant" shall mean an Employee (i) who executes with the Company an Option Agreement on or prior to a Granting Date, (ii) who on such Granting Date has been continuously employed by the Employer for at least six months, and (iii) whose customary employment is more than 20 hours per week and more than five months in any calendar year. The word "Participant" shall also include the legal representative of a deceased Participant, and a Participant who, within three months prior to the end of the applicable Purchase Period for which he is a Participant, terminates his employment with the Employer on account of (i) retirement on or after age 55, (ii) retirement because of disability, (iii) lay off by the Employer, or (iv) an authorized leave of absence granted by the Employer. "Disability" for purposes of this Subsection (m) shall mean a physical or mental condition which, in the judgment of the Committee, totally and permanently prevents a Participant from engaging in any substantial gainful employment with the Employer. A determination that disability exists shall be based upon independent medical evidence satisfactory to the Committee. In the event that the Company ceases to be a Subsidiary of the Company, the Employees of such Employer will be deemed to have terminated employment as of such date.

        (n)  PLAN:   The word  "Plan" shall mean  this Foodbrands America,  Inc.
    Employee Stock Purchase Plan, and any amendments thereto.

        (o)   PURCHASE PERIOD:   The words "Purchase Period"  shall mean any one
    year period commencing on July 1 and ending on June 30 of each year during which the Plan is in existence, as follows:

           (i) "First Purchase Period" -- July 1, 1996 through June 30, 1997.

           (ii) "Second Purchase Period" -- July 1, 1997 through June 30, 1998.

          (iii) "Third Purchase Period" -- July 1, 1998 through June 30, 1999.

           (iv) "Fourth Purchase Period" -- July 1, 1999 through June 30, 2000.

           (v) "Fifth Purchase Period" -- July 1, 2000 through June 30, 2001.

        (p)   STOCK:   The word  "Stock" shall mean  any of the  total number of
    shares of common stock of the Company being authorized for issuance pursuant to the terms of the Plan in accordance with Article V.

        (q) STOCK OPTION: The words "Stock Option" shall mean the right of a Participant on an applicable Exercise Date to purchase the number of whole shares of Stock as provided in Article IV.

        (r) SUBSIDIARY: The word "Subsidiary" shall mean any present or future subsidiary corporation of the Company as defined in Section 424 of the Code.

        (s) TERMINATING PARTICIPANT: The words "Terminating Participant" shall mean a Participant who terminates his employment for reasons other than those set forth in Subsection 2.1(m).

    2.2 CONSTRUCTION. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Any word appearing herein in the plural shall include the singular, where appropriate, and likewise the singular shall include the plural, unless the context clearly indicates to the contrary.

                                  ARTICLE III
                    FUNDING AND EARLY WITHDRAWAL OF ACCOUNTS

    3.1 STOCK PURCHASE ACCOUNTS. As of the applicable Granting Date, there shall be established and maintained under the Plan in the name of each Participant (who is a Participant with respect to the Purchase Period pertaining to such Granting Date) an Account which shall be debited and credited in accordance with the following Sections of this Article III.

    3.2 PARTICIPANT'S CONTRIBUTIONS. By becoming a Participant, authorization shall be deemed to be automatically given by the Participant for his periodic contributions which shall be credited to his Account calculated as follows:

        FIRST: The Participant's basic compensation rate (excluding any form of extraordinary compensation such as overtime, prizes, bonuses, commissions, reimbursed relocation expenses and the like), as of the date ("Determination Date") which is three months prior to the applicable Granting Date, shall be determined and annualized ("Annual Compensation"). Increases in such basic compensation rate after such Determination Date shall be disregarded for that Purchase Period. Decreases in such basic compensation rate shall be adjusted as provided hereinafter.

        SECOND: Prior to the applicable Granting Date, the Participant shall elect in his Option Agreement filed with the Committee a percentage of either 1%, 2% or 3% ("Contribution Rate"); provided, an election, once effective, with respect to the first Purchase Period applicable to such Participant following such election, cannot thereafter be changed; and provided, a Participant may elect to change his Contribution Rate for succeeding Purchase Periods by notifying the Committee within 10 days of any succeeding Granting Date. If a Participant receives a "hardship withdrawal" from a cash or deferred arrangement established by the Employer under Code
    Section 401(k), he shall be prohibited from making contributions to his Account under this Plan for a period of 12 months after receipt of such hardship distribution.

        THIRD: The Participant's Annual Compensation for the applicable Purchase Period shall be multiplied by his Contribution Rate, and the product thereof shall equal his aggregate maximum contributions ("Aggregate Contributions") to be made under the Plan for the applicable Purchase Period.

        FOURTH: A Participant's Aggregate Contributions shall be divided by the number of his payroll payment dates falling within the applicable Purchase Period to determine the dollar amount of equal periodic contributions which shall be withheld by the Employer by payroll deduction. If a Participant's number of payroll payment dates thereafter shall be changed, appropriate adjustment shall be made so that equal periodic contributions shall be made. Provided, in the event that a Participant incurs a decrease in his basic compensation during any Purchase Period, and such Participant is not a Terminating Participant or has not voluntarily withdrawn from the Plan, then, in such event, and if requested by the Participant, appropriate adjustments will be made by the Committee to reduce the maximum amount of periodic contributions which such Participant would otherwise make pursuant to the Plan to his Stock Purchase Account. The reduction shall occur by determining the Participant's reduced basic compensation rate and then multiplying such rate by the Contribution Rate which such Participant had previously elected for that Purchase Period. This reduced amount thereafter will be credited to the Stock Purchase Account of such Participant for the balance of the applicable Purchase Period.

    3.3 CONTINUED PARTICIPATION; VOLUNTARY WITHDRAWAL FROM PLAN. Once a Participant elects to participate in the Plan, he shall thereafter remain as a Participant until expiration or termination of the Plan, unless he otherwise withdraws from, or otherwise becomes ineligible to participate in the Plan. A Participant who terminates employment for any reasons specified in Subsection 2.1(m) within three months prior to the end of the applicable Purchase Period because of "disability" or retirement on or after attaining age 55, or termination due to death will continue to be a Participant in the Plan until the next succeeding Exercise Date unless such Participant or his representative (in the event of the Participant's death) elects to withdraw from the Plan pursuant to this Section 3.3. A Participant may withdraw from the Plan at any time by filing a written notice with the Committee of withdrawal prior to the next applicable Exercise Date. Upon a Participant's withdrawal, his entire Account Balance, if any, on the date of withdrawal shall be refunded to him.

    3.4 WITHDRAWAL BY TERMINATING PARTICIPANT. A Terminating Participant shall be deemed to have made an election to withdraw from the Plan on the date his employment terminates. Upon such withdrawal, his entire Account Balance, if any, on the date of withdrawal, shall be refunded to him.

    3.5 REPARTICIPATION. A Participant who withdraws under Section 3.3 within any Purchase Period shall not be eligible to reenter the Plan with respect to the same Purchase Period; provided, a Participant who withdraws from the Plan under Section 3.3 prior to the end of any Purchase Period shall not be precluded from becoming a Participant with respect to any succeeding Purchase Period if he satisfies the eligibility requirements of the Plan.

    3.6 INTEREST ACCRUAL. With respect to the refund or distribution of an Account Balance under either of Sections 3.3 or 3.4, no interest shall be paid or payable. If the Plan is terminated under either of Sections 8.2 or 9.9, the refund of an Account Balance shall be with interest at a per annum rate of 5% and shall be computed upon the average balance in such Participant's Account for the period of time following the Granting Date applicable to such Participant and ending on the day of the withdrawal or distribution.

                                   ARTICLE IV
                            EXERCISE OF STOCK OPTION

    4.1 EXERCISE. If a Participant has not made an earlier election to withdraw pursuant to either of Sections 3.3 or 3.4, he shall be deemed to have elected to exercise his Stock Option as of each Exercise Date with respect to the applicable Purchase Periods.

    4.2  AMOUNT OF SHARES OF STOCK.

        (a) Subject to the Subsection (b) following, the whole number of shares of Stock to which a Participant shall be entitled ("Total Stock Entitlement") upon the applicable Exercise Date shall be determined under the following formula:

                                      ACCOUNT BALANCE
                                      ---------------
                                      Option Price = Total Stock Entitlement

Provided, the Account Balance for purposes of this Section 4.2 shall be determined without crediting any interest thereon.

        (b) The Total Stock Entitlement computed for each Participant shall be reduced to the extent that any of the following Subsections shall apply:

           (i) No Participant shall be entitled to participate in the Plan to a greater extent than the maximum number of shares of Stock to which he has been allocated under Section 5.1.

           (ii) No Participant shall be entitled to participate in the Plan to a greater extent than that permitted under Section 423(b)(3) of the Code. Thus, no Employee may be granted a Stock Option if such Employee, immediately after the Stock Option is granted, owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or any Subsidiary (if applicable). For purposes of this Subsection, the rules of
       Section 424(d) of the Code shall apply in determining the stock ownership of an individual, and stock which the Employee may purchase under all outstanding stock options shall be treated as stock owned by the Employee.

          (iii) No Participant shall be entitled to participate in the Plan to a greater extent than that permitted under Section 423(b)(8) of the Code. Thus, no Employee may be granted a Stock Option which permits his rights to purchase stock under all such "employee stock ownership plans" of the Company and its parent or any Subsidiary (if applicable) intended to qualify under Section 423 of the Code to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such Stock Option is granted) for each calendar year in which such Stock Option is outstanding at any time. For purposes of this Subsection, (1) the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year;
       (2) the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such stock option is granted) for any one calendar year; and (3) a right to purchase stock which has accrued under one option granted pursuant to any such plan may not be carried over to any other such stock option.

    4.3 DISTRIBUTION. A Participant's Total Stock Entitlement as determined under Section 4.2 shall be distributed to him pursuant to Section 4.4(b) together with any cash which is not applied toward the purchase of whole shares of Stock. No interest shall be payable upon such refunded Account Balance.

    4.4  ISSUANCE OF SHARES; STOCK CERTIFICATES.

           (a) The shares of Stock purchased by a Participant on the applicable Exercise Date shall for all purposes, be deemed to have been issued and sold at the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a stockholder of the Company shall exist with respect to such shares.

           (b) As soon as practicable after each Exercise Date, the Company shall issue and deliver a certificate, registered in the Participant's name, for the number of shares of Stock purchased.

                                   ARTICLE V
                       MAXIMUM SHARES OF STOCK AVAILABLE

    5.1 MAXIMUM NUMBER OF SHARES ALLOCABLE TO PARTICIPANTS. As of each Granting Date, there shall be computed for each Participant (who is a Participant with respect to the Purchase Period pertaining to such Granting
Date) the maximum number of shares of Stock eventually exercisable by such Participant as follows:

        (a) With respect to each Purchase Period, the maximum number of shares of Stock to which a Participant shall be entitled on the Exercise Date shall be his Aggregate Contributions (determined under Section 3.2) divided by the per share Fair Market Value determined on the applicable Granting Date.

        (b) If on the Granting Date of any Purchase Period the maximum number of shares of Stock, determined under the foregoing Subsection (a) aggregated for all Participants, exceeds the number of shares of Stock available for issuance under the Plan, there shall be a proportionate reduction for the ensuing applicable Purchase Period of each Participant's maximum number of shares of Stock in order to eliminate such excess.

    5.2 AVAILABILITY OF STOCK OF WITHDRAWING PARTICIPANTS. With respect to a Participant who is participating during any Purchase Period and who has withdrawn from the Plan prior to the Granting Date of the next

Purchase Period pursuant to either of Sections 3.3 or 3.4, such Participant's maximum number of shares of Stock computed in accordance with Subsection 5.1(a) shall be available for Stock Options granted in connection with the next succeeding Purchase Period or Periods.

    5.3   MAXIMUM AUTHORIZED SHARES.   Subject to adjustment under Article VIII,
the maximum number of shares of Stock which may be issued under the Plan shall not in the aggregate exceed 100,000 shares of Stock.

    5.4    TERMINATION  OF  OFFERING  FOR  THE  SECOND  AND  SUBSEQUENT PURCHASE
PERIODS. If in the opinion of the Committee, there is insufficient Stock available for Stock Options at any Granting Date after the July 1, 1996 Granting Date, the Committee may terminate the offering contemplated for any or all succeeding Purchase Periods.

                                   ARTICLE VI
                                 ADMINISTRATION

    6.1 APPOINTMENT OF COMMITTEE. The Plan shall be administered by the Committee appointed by the Board and consisting of not less than two members from the Board none of whom shall be employees of the Company or a subsidiary of the Company while serving on the Committee. The members of the Committee shall serve at the pleasure of the Board and shall be ineligible to participate under the Plan. Any member may serve concurrently as a member of any other administrative committee of any other plan of the Company or its affiliates entitling participants therein to acquire stock, stock options or deferred compensation rights including stock appreciation rights.

    6.2   COMMITTEE POWERS AND DUTIES.   The Committee shall have all the powers
and authorities which are reasonably appropriate and necessary to discharge its duties under the Plan.

    6.3 COMMITTEE TO MAKE RULES AND INTERPRET PLAN. The Committee, in its sole discretion, shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise rules and regulations with respect to the administration of the Plan and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

                                  ARTICLE VII
                             AMENDMENT OF THE PLAN

    The Board may at any time, or from time to time, amend the Plan in any respect consistent with Sections 421 and 423 of the Code, except that, without approval of the stockholders, no amendment shall (i) increase the maximum number of shares reserved under the Plan other than as provided in Article VIII, or
(ii) make the Plan available to any person who is not a Participant.

                                  ARTICLE VIII
              RECAPITALIZATION AND EFFECT OF CERTAIN TRANSACTIONS

    8.1 STOCK ADJUSTMENTS. In the event that the shares of Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Stock or rights or warrants to purchase securities of the Company shall be made, then there shall be substituted for or added to each share available under and subject to the Plan as provided in Section 5.3 hereof, and each share theretofore appropriated or thereafter subject or which may become subject to Stock Options under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the

Code; provided, in no such event will such adjustment result in a modification of any Stock Option as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Stock, or any stock or other securities into which the Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Stock Option theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Stock available under the Plan or to which any Stock Option relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Stock available under the Plan or to which any Stock Option relates immediately prior to the making of such adjustment (the "Minimum Adjustment"). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Section 8.1 and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Section 8.1 which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Stock relating to any Stock Option immediately prior to exercise, payment or settlement of such Stock Option.

    No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

    8.2 EFFECT OF CERTAIN TRANSACTIONS. Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, any Stock Option hereunder shall pertain to and apply to the shares of stock of the Company; but a dissolution or liquidation of the Company or merger or consolidation in which the Company is not the surviving or the resulting corporation shall cause the Plan and any Stock Option hereunder to terminate upon the effective date of such dissolution, liquidation, merger or consolidation, and the Account Balance of each Participant shall be refunded to him. Provided, that for the purpose of this Section 8.2, if any merger, consolidation or combination occurs in which the Company is not the surviving corporation and is the result of a mere change in the identity, form or place of organization of the Company accomplished in accordance with Section 368(a)(1)(F) of the Code, then, such event shall not cause a termination.

                                   ARTICLE IX
                                 MISCELLANEOUS

    9.1   NOTICES.   Any notice which  a Participant files  pursuant to the Plan shall be on the form prescribed by the Committee and shall be effective when received by the Committee.

    9.2 APPLICATION OF THE FUNDS. All funds received by the Company under the Plan may be used for any corporate purpose.

    9.3 REPURCHASE OF STOCK. The Company shall not be required to repurchase from any Participant shares of Stock which he acquired under the Plan.

    9.4 ALTERNATE CONTRIBUTION METHODS. If authorized payroll deductions of a Participant's periodic contributions under Section 3.2 are not permitted by reason of the provisions of any law applicable to an Employer, the Committee shall adopt an appropriate alternative method under which affected Participants may make payment for shares of Stock purchased hereunder which would otherwise have been made pursuant to Section 3.2.

    9.5 NONASSIGNABILITY. Stock Options are exercisable only by the Participant during his lifetime, or by his estate or the person who acquires the right to exercise such Stock Option upon his death by bequest or inheritance, and are not transferable by him other than by will or the laws of descent and distribution. No Stock Option shall be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, or encumbrance, except for transfer by will or the laws of descent and distribution. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Stock Option contrary to the provisions hereof, shall be void and ineffective, shall give no right to any purported transferee, and may, at the sole discretion of the Committee, result in forfeiture of the Stock Option involved in such attempt.

    9.6 GOVERNMENT REGULATION. The Company's obligation to sell and deliver the Stock under the Plan is at all times subject to any and all approvals, rules and regulations of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Stock. In addition, the rights of Participants under the Plan who are subject to Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16"), are subject to compliance by such Participants with the applicable provisions of Section 16 and the rules and regulations promulgated thereunder.

    9.7 EFFECTIVE DATE OF PLAN. The Plan shall become effective on July 1, 1996, if prior to that date the Plan has been approved by the holders of a majority of the common stock of the Company present, or represented, and entitled to vote at a meeting called for such purposes.

    9.8 TERMINATION OF PLAN. The Plan shall continue in effect through June 30, 2001, unless terminated pursuant to Section 8.2 or by the Board, which shall have the right to terminate the Plan at any time. Upon the termination of the Plan pursuant to this Section 9.8 or Section 8.2, the Account Balance of each Participant shall be refunded to him.

    9.9   NO  OBLIGATIONS TO  EXERCISE STOCK  OPTION.   The granting  of a Stock
Option shall impose no obligation upon the Participant to exercise his Stock Option.

    9.10 RIGHT TO CONTINUED EMPLOYMENT. Participation in the Plan shall not give any Participant any right to remain in the employ of the Employer. The Employer reserves the right to terminate any Participant at any time. Further, the adoption of this Plan shall not be deemed to give any Participant or any other individual any right to be selected as a Participant or to be granted a Stock Option.

    9.11 RELIANCE ON REPORTS. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

    9.12  APPLICABLE LAW.   This Plan  shall be governed  by and interpreted  in
accordance with the laws of the State of Oklahoma.

    9.13 CONSTRUCTION. It is intended that this Plan shall qualify in accordance with Sections 421 and 423 of the Code, and the provisions of this Plan shall be interpreted and applied in a manner consistent with such intent. Pursuant to the terms of the Plan and the applicable provisions of the Code, all Participants in the Plan will have the same rights and privileges and all such Participants will be treated in an equal, uniform and nondiscriminatory manner.

FOODBRANDS AMERICA, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 21, 1996
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints as Proxies for the undersigned, Horst O. Sieben, William L. Brady, and Bryant P. Bynum, or any one of them, with full power of substitution, to vote all shares of the Common Stock of the undersigned in Foodbrands America, Inc. (the "Company") at the Annual Meeting of Stockholders of the Company to be held at the Conference Center of Ackerman McQueen, 1601 NW Expressway, Suite 2100, Oklahoma City, Oklahoma 73118 on May 21, 1996, at 10:00 a.m. Central Daylight Time, or at any adjournment thereof, hereby revoking any proxy heretofore given, upon the following matters as described in the Notice of and Proxy Statement relating to the Annual Meeting, receipt of such Notice of and Proxy Statement being hereby acknowledged:

   The Board of Directors Recommends a Vote "FOR" the following matters:

1. Election of the following as Directors: Messrs. Richard T. Berg, Peter A. Joseph and Paul W. Marshall.

               / / FOR all nominees   / / WITHHELD for all Nominees

        Withhold for the following only: (Write the name of the nominee(s)
                              in the space below)

-------------------------------------------------------------------------------

2. Approve certain amendments to the Amended and Restated Certificate of Incorporation of the Company.

                    / / FOR      / / WITHHELD      / / ABSTAIN

3. Approve the Foodbrands America, Inc. Non-Employee Directors' Deferred Stock Compensation Plan.

                    / / FOR      / / WITHHELD      / / ABSTAIN

4. Approve certain amendments to the Foodbrands America, Inc. 1992 Stock Incentive Plan.

                    / / FOR      / / WITHHELD      / / ABSTAIN

5. Approve the Foodbrands America, Inc. Employee Stock Purchase Plan.

                    / / FOR      / / WITHHELD      / / ABSTAIN

6. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no directions to vote on the matters set forth above are given, authority to vote for the election of directors will be deemed to have been "granted." Discretionary authority is granted the proxies as to other matters that may come before the meeting. Management knows of no such other matters.

                                          Dated _________________, 1996

                                          NOTE: Please sign your name or
                                          names exactly as set forth
                                          hereon. If signing as attorney,
                                          executor, administrator, trustee
                                          or guardian, please indicate the
                                          capacity in which you are acting.
                                          Proxies executed by corporations
                                          should be signed by a duly
                                          authorized officer and should
                                          bear the corporate seal.

                                          ==================================

                                          Signature of Stockholder

                                          ==================================

                                          Signature of Stockholder

                                          PLEASE DATE AND SIGN THIS PROXY
                                          AND MAIL IT IN THE ENCLOSED
                                          ENVELOPE